UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BRIGHTVIEW HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

980 Jolly Road
Blue Bell, Pennsylvania 19422
January 15, 2026
Dear Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of BrightView Holdings, Inc. (“BrightView,” the “Company” or “we”) to be held on Tuesday, March 3, 2026 at 11:00 a.m., Eastern Time. This year’s Annual Meeting will be virtual. You will be able to attend the Annual Meeting online, vote your shares and submit your questions by visiting https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026.
As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to stockholders primarily over the Internet. We sent a Notice of Internet Availability of Proxy Materials on or about January 15, 2026 to our stockholders of record at the close of business on January 7, 2026. The notice contains instructions on how to access our Proxy Statement and 2025 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the notice.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
Thank you for your continued support.
Sincerely,
Paul E. Raether
Chairman of the Board of Directors
Dale A. Asplund
President and Chief Executive Officer, Director

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Date
Tuesday, March 3, 2026

Time
11:00 a.m. Eastern Time. Online check-in will begin at 10:30 a.m. Eastern Time.

Place
Online via webcast at https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026. To participate in the Annual Meeting, you will need the 11-digit control number included on your Notice Regarding the Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. You may vote your shares electronically and submit questions during the Annual Meeting by logging into https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026.

Record date
The Board has fixed the close of business on January 7, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each stockholder of record is entitled to one vote for each share of common stock held at that time. You will be able to request a list of stockholders of record during the Annual Meeting.

Items of business
As described in the proxy statement detailing the business to be conducted at the Annual Meeting, the holders of our Common Stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, will be asked:

(1)
To elect the seven director nominees listed therein.

(2)
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026 (“Fiscal 2026”).

(3)
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The holders of our Series A Preferred Stock will vote with the holders of our Common Stock on an as-converted basis, voting together as a single class, on the matters set forth above. In addition, the holders of our Series A Preferred Stock, voting as a separate class, will be asked to elect two additional director nominees, designated by Birch Equity Holdings, LP and Birch-OR Equity Holdings, LLC (together, the “Investors”), who are affiliates of One Rock Capital Partners, LLC (“One Rock”), under the terms of an Investment Agreement, dated as of August 28, 2023 (the “Investment Agreement”).

You have three options for submitting your vote before the Annual Meeting:
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Internet, through a computer or mobile device such as a tablet or smartphone;

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Telephone; or

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Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the virtual Annual Meeting.
By Order of the Board of Directors,
Jonathan M. Gottsegen
Corporate Secretary
January 15, 2026
Blue Bell, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Tuesday, March 3, 2026: The Proxy Statement and 2025 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended September 30, 2025, are available at www.voteproxy.com.

i

980 Jolly Road
Blue Bell, Pennsylvania 19422
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2026
GENERAL INFORMATION
Why am I being provided with these materials?
We first sent a Notice of Internet Availability of Proxy Materials and made these proxy materials available to you via the Internet on or about January 15, 2026 or, upon your request, have delivered printed versions to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of BrightView Holdings, Inc. of proxies to be voted at our Annual Meeting to be held on March 3, 2026, and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting.
What am I voting on?
The holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class, will be asked to vote on the following two proposals scheduled to be voted on at the Annual Meeting:
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Proposal No. 1:   Election of the seven director nominees listed in this Proxy Statement (the “Nominee Proposal”).

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Proposal No. 2:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for Fiscal 2026 (the “Ratification Proposal”).

The holders of our Series A Preferred Stock will vote with the holders of our Common Stock on an as-converted basis, voting together as a single class, on the matters set forth above. In addition, the holders of our Series A Preferred Stock, will be asked to vote as a separate class on the election of two additional director nominees (Josh Goldman and Kurt Barker), designated by the Investors, who are affiliates of One Rock, under the terms of the Investment Agreement.
Who is entitled to vote?
You are entitled to vote online at the virtual Annual Meeting if you owned shares of our Common Stock or Series A Preferred Stock as of the close of business on January 7, 2026 (the “Record Date”). On the Record Date, 94,491,213 shares of our Common Stock were outstanding and eligible to be voted and 500,000 shares of Series A Preferred Stock, representing 54,241,750 shares of Common Stock on an as-converted basis, were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which holders of our Common Stock are entitled to vote, including shares:
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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

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Held for you in an account with a broker, bank or other nominee (shares held in “street name”) — street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares.

Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class; provided, however, that in no event shall the Series A Preferred Stock be convertible into Common Stock in a manner that would result in the Investors, their permitted transferees and affiliates holding more than 49% (together with any shares of Common Stock otherwise held by the Investors, permitted transferees and their affiliates) of the then issued and outstanding Common Stock (the “Conversion Limitation”). In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.
What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” as described below also are counted as present and entitled to vote for purposes of determining a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum.
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, the Nominee Proposal is considered non-discretionary and a broker will lack the authority to vote shares at its discretion on such proposal. The Ratification Proposal is considered a discretionary matter, and a broker will be permitted to exercise its discretion on such proposal.
Why are holders of our Common Stock being asked to vote on the election of only seven out of the nine director nominees up for election?
A total of nine director nominees will be voted upon at the Annual Meeting. Holders of our Common Stock and holders of our Series A Preferred Stock, voting together as a single class, are being asked to vote on seven of the nine director nominees. The eighth and ninth director nominee will be voted upon only by the holders of our Series A Preferred Stock. Pursuant to the Investment Agreement (see “One Rock Investment” beginning on page 58) and based on their current level of ownership, the holders of our Series A Preferred Stock are entitled to designate two director nominees for election to the Board and vote separately as a class on their election.
Why do holders of Series A Preferred Stock have voting rights that differ from those of the holders of Common Stock with respect to the election of directors?
The central voting rights of our Series A Preferred Stock generally adhere to the one-share, one-vote principle (based on the number of shares of Common Stock issuable upon a conversion of our Series A Preferred Stock (subject to the Conversion Limitation)). On matters where holders of Common Stock and Series A Preferred Stock vote together as a single class, each holder of the Series A Preferred Stock is entitled to a number of votes that is equivalent to the number of shares of Common Stock issuable upon a conversion of that holder’s Series A Preferred Stock (see “One Rock Investment” beginning on page 58). The Series A Preferred Stock does not have disproportionate voting power as compared to the Common Stock on matters where it votes as a single class with the Common Stock. There are no “high-vote”

mechanisms that entitle the holders of Series A Preferred Stock to cast votes on these matters in excess of the number of shares of Common Stock issuable upon a conversion of the Series A Preferred Stock. As is not uncommon for preferred stock investors, One Rock, through its affiliates, the Investors (as the holders of our Series A Preferred Stock), have the right to elect two directors to our Board, subject to a fall-away concept described below.
The voting rights of the Series A Preferred Stock are subject to qualifications. As a general matter, the Investors’ right to elect two directors is limited to the Investors. If the Investors cease to beneficially own, in the aggregate, at least 60% of the shares of Series A Preferred Stock and/or underlying shares of Common Stock issued on conversion of Series A Preferred Stock, the right to elect one of the two directors falls away. If the Investors cease to beneficially own, in the aggregate, at least 20% of the shares of Series A Preferred Stock and/or underlying shares of Common Stock issued on conversion of Series A Preferred Stock, the right to elect the second director falls away.
Moreover, we will have the right to redeem in cash all or a portion of the Series A Preferred Stock at our election on or after August 28, 2027. Given that the exclusive right of the Series A Preferred Stock to elect directors is limited to two directors on our Board and the qualifications described above, we believe that the voting rights of the Series A Preferred Stock do not inappropriately favor the holders of our Series A Preferred Stock.
How many votes do I have?
Each record holder of our Common Stock will have the right to cast one vote for each share of Common Stock on each matter that is properly brought before the Annual Meeting and on which holders of our Common Stock are entitled to vote. As of the Record Date, there were 94,491,213 shares of Common Stock outstanding.
Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date (subject to the Conversion Limitation) on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class. As of the Record Date, there were 500,000 shares of Series A Preferred Stock outstanding, which, as of such date, were convertible into 54,241,750 shares of Common Stock.
In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.
Are there any requirements on how the holders of the Series A Preferred Stock must vote on matters properly brought before the Annual Meeting?
Under the Investment Agreement, the Investors (i.e., One Rock) are required to vote their shares of our Series A Preferred Stock (i) for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2026 and (ii) in favor of any proposal that One Rock’s director designees have approved as members of the Board.
How many votes are required to approve each proposal?
With respect to the Nominee Proposal, each director is elected at the Annual Meeting by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected (with holders of our Common Stock and holders of Series A Preferred Stock voting together as a single class). There is no cumulative voting.
With respect to the election to the Board of Josh Goldman and Kurt Barker, the holders of our Series A Preferred Stock, voting as a separate class, will elect such director nominees under the terms of the Investment Agreement.
With respect to the Ratification Proposal, approval requires a vote of the holders of a majority of the voting power of the shares of our stock present in person or represented by proxy and entitled to vote on the proposal (with holders of our Common Stock and holders of Series A Preferred Stock voting together as a single class).

How are votes counted?
With respect to the Nominee Proposal, you may vote “FOR” or “WITHHOLD” with respect to each nominee (with holders of our Common Stock and holders of Series A Preferred Stock voting together as a single class). Votes that are “withheld” will not count as a vote “for” or “against” a director because directors are elected by plurality voting. Broker non-votes and abstentions will have no effect on the outcome of the Nominee Proposal.
With respect to the election to the Board of Josh Goldman and Kurt Barker, the holders of our Series A Preferred Stock, voting as a separate class, may vote “FOR” or “WITHHOLD” with respect to each such nominee. Votes that are “withheld” will not count as a vote “for” or “against” a director because directors are elected by plurality voting. Broker non-votes and abstentions will have no effect on the outcome of the election to the Board of Josh Goldman and Kurt Barker.
With respect to the Ratification Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN” (with holders of our Common Stock and holders of Series A Preferred Stock voting together as a single class). Abstentions will be counted as a vote “AGAINST” the Ratification Proposal. Broker discretionary voting is permitted, so broker non-votes are not expected.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and “FOR” the Ratification Proposal as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
Who will count the vote?
Representatives of Equiniti Trust Company, LLC (“EQ”) will tabulate the votes and act as inspector of elections.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
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“FOR” each of the nominees to the Board set forth in this Proxy Statement.

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“FOR” the Ratification Proposal.

How can I attend the Annual Meeting online?
This year’s Annual Meeting will be a virtual meeting, conducted exclusively via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026. To participate in the Annual Meeting, you will need the 11-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials.
Stockholders will have the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.
The Annual Meeting webcast will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online access to the Annual Meeting will open at 10:30 a.m. Eastern Time.

How can I vote my shares before the Annual Meeting?
The voting process depends on whether you hold your shares in your own name (as the “stockholder of record”) or beneficially in “street name.” If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:
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By Internet — You may submit your proxy by going to www.voteproxy.com and by following the instructions on how to complete an electronic proxy card.

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By Telephone — You may submit your proxy by dialing 1-800-776-9437 and by following the recorded instructions.

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By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated, and by mailing or otherwise returning the card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on March 2, 2026 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards or voting instruction forms must be mailed sufficiently in advance to be received and processed by our tabulator before the polls close at the Annual Meeting. Brokers, banks or nominees may have earlier cutoff deadlines.
How do I vote online during the Annual Meeting?
If you are a stockholder of record, you may vote your shares by attending the Annual Meeting online and following the on-screen voting instructions.
If you hold your shares in “street name,” you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting. Your broker may require you to obtain a legal proxy which must reflect the number of shares you hold along with your name and email address. The legal proxy must then be submitted to EQ at proxy@equiniti.com, by fax to 718-765-8730, or mailed to:
Equiniti Trust Company, LLC Attn: Proxy Tabulation Department
55 Challenger Road
Suite 200B, 2nd Floor
Ridgefield Park, NJ 07660
Your submission to EQ must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on Friday, February 27, 2026. A confirmation of registration email and 11-digit voter control number from EQ will be issued after registration materials have been received.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?
If you encounter any technical difficulties with the virtual Annual Meeting website on the Annual Meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log in page. Technical support will be available starting at 10:30 a.m. Eastern Time on Tuesday, March 3, 2026 and until the Annual Meeting has finished.
How do I submit a question at the Annual Meeting?
Stockholders will be able to submit questions live during the virtual Annual Meeting by following the on-screen instructions. We will answer questions relevant to meeting matters and that otherwise comply with the Annual Meeting rules of conduct. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered.
What does it mean if I receive more than one Notice of Internet Availability on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each notice of internet availability you receive.
May I change my vote or revoke my proxy?
You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting.
If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422 prior to your shares being voted, or by attending the Annual Meeting online and voting. Attendance virtually at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting online and voting.
Could other matters be decided at the Annual Meeting?
We do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
We also have retained D.F. King & Co., Inc. to assist in soliciting proxies. We expect to pay D.F. King & Co., Inc. approximately $12,000 plus expenses in connection with its solicitation of proxies.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board. The Board is currently comprised of nine directors, eight of whom are independent under the corporate governance standards of the NYSE. All of our directors are subject to annual election.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following nine individuals to serve for one-year terms expiring at the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified: James R. Abrahamson; Dale A. Asplund; Kurt Barker; Jane Okun Bomba; William Cornog; Josh Goldman; Frank Lopez; Paul E. Raether and Mara Swan. All of our director nominees currently serve on our Board.
Seven of the nine director nominees will be voted upon by the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class. Proxies solicited by the Board will be exercised for the election of each of the following seven nominees: James R. Abrahamson; Dale A. Asplund; Jane Okun Bomba; William Cornog; Frank Lopez; Paul E. Raether and Mara Swan, unless you vote “withhold” with respect to one or more of the nominees or elect to abstain from voting.
Two of the nine director nominees, Kurt Barker and Josh Goldman, have been designated by the Investors under the terms of the Investment Agreement (the “One Rock Designees”). The holders of Series A Preferred Stock will vote separately, as a class, on the election of each of Messrs. Barker and Goldman to hold office until the 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified (or until his earlier death, resignation, retirement, disqualification, or removal). Only the holders of Series A Preferred Stock have the right to vote on the election of each of Messrs. Barker and Goldman and proxies solicited by the Board from holders of our Series A Preferred Stock will be exercised for the election of Messrs. Barker and Goldman unless the Investors vote “against” or abstain from voting for Messrs. Barker and Goldman. For so long as the Investors or their respective affiliates beneficially own, in the aggregate, at least 60% of the shares of Series A Preferred Stock and/or underlying shares of Common Stock issued on conversion of Series A Preferred Stock, the Investors will have the right to designate two individuals for election to the Board. After the Investors cease to beneficially own, in the aggregate, at least 60% of the shares of our Series A Preferred Stock (or underlying shares of Common Stock to be issued on conversion of the Series A Preferred Stock), the Investors will have the right to designate one individual for election to the Board. The Investors will no longer be entitled to designate any individuals for election to the Board after the Investors cease to own, in the aggregate, at least 20% of the shares of our Series A Preferred Stock and/or underlying shares of Common Stock issued on conversion of Series A Preferred Stock. Further, our obligation to have any individual elected to the Board or to nominate any individual to the Board shall in each case be subject to the qualifications set forth in the Investment Agreement. In the event the Investors or their respective affiliates no longer beneficially own, in the aggregate, at least 60% of the shares of our Series A Preferred Stock or an equivalent amount of our Common Stock, on an as-converted basis, (i) at the request of a majority of the directors then in office or the Chairman of the Board, one of the One Rock Designees shall resign immediately from the Board and any committee thereof or (ii) if no such request is made, such One Rock Designee shall continue to serve until his or her term expires at the next annual meeting of stockholders of the Company (unless such One Rock Designee otherwise elects to resign). In the event the Investors or their respective affiliates no longer beneficially own, in the aggregate, at least 20% of the shares of our Series A Preferred Stock or an equivalent amount of our Common Stock, on an as-converted basis, (i) at the request of a majority of the directors then in office or the Chairman of the Board, the remaining One Rock Designee shall resign immediately from the Board and any committee thereof or (ii) if no such request is made, such remaining One Rock Designee shall continue to serve until his or her term expires at the next annual meeting of stockholders of the Company.
Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them “FOR” the election of the seven director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board. The Investors intend to vote “FOR” the election of the One Rock Nominees. If any of the One Rock Nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the Investors will vote for another One Rock Nominee in accordance with the terms of the Investment Agreement.

Nominees for Election to the Board in 2026
The following information describes the offices held, other business directorships and other background information for each director nominee. We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.
Seven Nominees for Election as Directors with a term expiring at the 2027 Annual Meeting of Stockholders, to be elected by the holders of our Common Stock and holders of Series A Preferred Stock, voting together as a single class.
Name	Age	Principal Occupation and Other Information
James R. Abrahamson	70
James R. Abrahamson served as interim President and Chief Executive Officer of the Company from June 1, 2023, until September 30, 2023, and has been a member of the Board since August 2015. Mr. Abrahamson’s public company board experience includes currently serving as independent Board Chair of VICI Properties, Inc. (NYSE: VICI), a leading REIT comprised of large-scale experiential focused destination resort and gaming facilities across the country, since its inception in October 2017 and subsequent IPO in February 2018. Previously, Mr. Abrahamson served as an independent director of CorePoint Lodging Inc. (NYSE: CPLG), a leading midscale hotel REIT comprised of over 100 hotels, from its launch and IPO in May 2018 until its sale to Highgate in February 2022.
Mr. Abrahamson served as an independent director of LaQuinta Holdings (NYSE: LQ) from 2015 until its sale to Wyndham Hotels & Resorts in 2018 and as an executive director of the board of Intercontinental Hotels Group (LON: IHG) in 2010 and 2011.
Mr. Abrahamson’s corporate career includes prior service as Chief Executive Officer of Interstate Hotels & Resorts (“Interstate”), a privately held leading global hotel management company comprised of approximately 500 hotels from 2011 to March 2017; he was named to the position of Chairman and CEO in October 2016. He then served as Board Chair from March 2017 until the sale of Interstate to Aimbridge Hospitality in October 2019.
Prior to joining Interstate in 2011, Mr. Abrahamson held senior leadership positions with InterContinental Hotels Group (LON: IHG), Hyatt Corporation (NYSE: H), Marcus Corporation (NYSE: MCS) and Hilton Worldwide (NYSE: HLT).
Mr. Abrahamson has also previously served as President of the Marriott International National Association owners’ organization in 2017 and 2018, as Board Chair of the American Hotel and Lodging Association in 2015 and 2016 and as Board Chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

Dale A. Asplund	57	Dale A. Asplund has served as President and CEO of the Company since October 2023 and has been a member of the Board since October 2023. Prior to joining the Company, Mr. Asplund served as Executive Vice President, Chief Operating Officer of United Rentals, Inc. from May 2019 until September 2023. In this role, Mr. Asplund served on the executive leadership team with company-wide responsibility for operations and employee safety. Prior to this role, Mr. Asplund served as Executive Vice President, Business Services and Chief Information Officer at United Rentals, Inc. from January 2017 to May 2019. Mr. Asplund joined United

Name	Age	Principal Occupation and Other Information
		Rentals, Inc. in 1998, and over his employment with United Rentals held various senior positions that included responsibility for supply chain, fleet management, shared services and information technology. Mr. Asplund previously worked for United Waste Systems, Inc. as a divisional manager. Mr. Asplund earned a Bachelor of Arts from Northern Michigan University.
Jane Okun Bomba	63
Jane Okun Bomba has been a member of the Board since April 2019. Since January 2018, Ms. Okun Bomba has served as President of Saddle Ridge Consulting, LLC and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and sustainability. From 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit Ltd., most recently as Executive Vice President, Chief Administrative Officer. At IHS Markit she led 450 people worldwide delivering support to the company through many corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS Markit, she was a partner at Genesis, Inc. and headed investor relations at Velocom Inc., MediaOne Group, Inc. and Northwest Airlines Corp. She held various management positions in corporate finance at Northwest Airlines Corp. and American Airlines, Inc., and was a CPA at PricewaterhouseCoopers.
Ms. Okun Bomba serves on the board of Clarivate Plc (NYSE: CLVT), a leading global provider of transformative intelligence, and Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Dean’s Advisory Board. Ms. Okun Bomba holds both a BGS and an M.B.A. from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium.

William Cornog	61
William Cornog has been a member of the Board since May 2022. Mr. Cornog was with KKR Capstone, the portfolio operations team of KKR & Co. Inc. (together with KKR BrightView Aggregator L.P., and with its affiliates and their successors and assigns (other than the Company and its subsidiaries), “KKR” or the “Sponsor”), from 2002 to 2022 and served as a member of KKR’s Americas, EMEA, APAC, Infrastructure, TMT Growth Portfolio Management, Investment & Distribution and Valuation Committees. Prior to joining KKR, Mr. Cornog was with Williams Communications Group as the Senior Vice President and General Manager of Network Services. Prior to that, Mr. Cornog was a partner at The Boston Consulting Group. Mr. Cornog currently is a director at Azenta, Inc. (Nasdaq: AZTA), a leading global provider of biological and chemical compound sample exploration and management solutions for the life sciences industry. Mr. Cornog has also served as a director for LiveWire Group, Inc. (NYSE: LVWR), an electric motorcycle manufacturer, since 2022. Mr. Cornog serves on several private company and philanthropic boards, including Griffin Highline, Blue Crow Sports Group, and The Knight Campus at the University of Oregon.
Mr. Cornog earned a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Frank Lopez	51	Frank Lopez has been a member of the Board since September 2021. Mr. Lopez is Executive Vice President and Chief Human Resources Officer of Ryder System, Inc., a global commercial fleet management, dedicated

Name	Age	Principal Occupation and Other Information

transportation and supply chain solutions company. From July 2013 to January 2016, Mr. Lopez was Senior Vice President, Global Human Resources Operations, responsible for business segments throughout U.S., Canada, Mexico, Europe and Asia, as well as for corporate human resources, talent management, recruiting, inclusion, labor relations and human resource service center operations.
Mr. Lopez joined Ryder in October 2002 as Associate General Counsel — Global Labor and Employment Law, with responsibility for global employment law and labor relations. Prior to joining Ryder, Mr. Lopez spent several years in private practice at a national law firm. Mr. Lopez has a bachelor’s degree in Political Science from Florida International University and a law degree from Emory University School of Law. He is a member of the Board of Directors of the Florida International University Foundation.

Paul E. Raether	79
Paul E. Raether has been a member of the Board since May 2015 and currently serves as our Chairman. Mr. Raether is a Senior Advisory Partner at KKR. He joined KKR in 1980, became a General Partner in 1986, and currently serves on two of KKR’s three regional Portfolio Management Committees. Mr. Raether also served on the board of directors of KKR Acquisition Holdings I Corp. from March 2021 to December 2022. He has played a significant role in numerous portfolio companies including Apple Leisure Group, Beatrice Companies, Inc., Cole National Corporation, The Duracell Company, Fleet/Bank of New England, IDEX Corporation, KSL Recreation Corporation, Masonite International Corporation, PT Components Inc., Randall’s Food Markets, Inc., RJR Nabisco, Inc., Seaman Furniture Company, Inc., Shoppers Drug Mart Corporation, The Stop & Shop Supermarket Company, Storer Communications, Inc., Walter Industries, Inc. and Wometco Enterprises, Inc.
Mr. Raether served as an officer in the United States Navy and started his professional career in the Corporate Finance Department of Reynolds Securities. Mr. Raether was a Vice President in the Corporate Finance Department of Blyth Eastman Dillon & Company prior to joining KKR. He obtained a Bachelor of Arts from Trinity College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Raether serves as a director or trustee for several educational and non-profit institutions. He retired from the Board of Trinity in 2014 after 25 years of service including the last 12 years as Chairman. He also serves as a Member of the Board of Advisors of the Tuck School of Business.

Mara Swan	66	Mara Swan has been a member of the Board since April 2019. Since October 2020, Ms. Swan has served as the President of Acceleration, LLC and advises on human capital strategy, talent, inclusion, compensation, workforce productivity and performance issues. In March 2020, Ms. Swan retired as the Executive Vice President of Global Strategy and Talent at ManpowerGroup (NYSE: MAN). In this role, which she held since 2009, she led corporate strategy, marketing, human resources, thought leadership, public relations, communications, risk management and sustainability. In 2014, she assumed global leadership responsibility for ManpowerGroup’s Right Management brand, where she was responsible for driving growth and improving profitability. Prior to ManpowerGroup, Ms. Swan was the Chief Human Resources Officer at Molson Coors Beverage company. Ms. Swan currently serves on the GOJO Industries (PURELL brand) board of directors where she has been the Chair of the compensation committee

Name	Age	Principal Occupation and Other Information
since 2011. In July 2020, Ms. Swan joined the board of ULINE, North America’s leading distributor of shipping packaging and industrial supplies. Ms. Swan also was previously the Executive Chair of the Center on Executive Compensation in Washington, D.C.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.
Nominees for Election as Directors with a term expiring at the 2027 Annual Meeting of Stockholders, to be elected separately by the holders of our Series A Preferred Stock.
Name	Age	Principal Occupation and Other Information
Kurt Barker	65
Kurt Barker has been an independent member of the Board since August 2023. Mr. Barker is an Operating Partner in the Business and Environmental Services vertical for One Rock. Mr. Barker was a co-founder of United Rentals, Inc., the largest equipment rental company in North America. From 1997 to 2007, Mr. Barker held a number of different operating positions at United Rentals, including Vice President of the Aerial Region, Vice President of the Midwest Region and Vice President of Highway Technologies. From 2007 to 2008, Mr. Barker was Executive Vice President of Corporate Services, responsible for the Sales, Fleet, Fleet Maintenance, Information Technology, Customer Service and National Accounts departments.
Prior to United Rentals, Mr. Barker was Vice President of the Midwest Region for United Waste Systems. Mr. Barker served as a director at Primo Brands Corporation (NYSE: PRMB), a leading branded beverage company in North America from November 2024 until May 2025.

Josh Goldman	43
Josh Goldman has been an independent member of the Board since August 2023. Mr. Goldman is a Partner of One Rock. Prior to joining One Rock, Mr. Goldman was an Associate at Ripplewood Holdings, focusing on investments across multiple industries. In addition, Mr. Goldman was actively involved in the oversight of Ripplewood portfolio companies in the telecommunications and industrials sectors. Prior to Ripplewood, Mr. Goldman was an Investment Banking Analyst at UBS Investment Bank in the Global Technology and Financial Sponsors & Leveraged Finance groups.
Mr. Goldman earned a B.B.A. from the Ross School of Business at the University of Michigan and an M.B.A. with Dean’s Honors and Distinction from Columbia Business School.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (“N&CG Committee”).
Our N&CG Committee and Board evaluate the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Board or Audit, Compensation or N&CG Committee or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 980 Jolly Road, Blue Bell, Pennsylvania 19422. The Chief Legal Officer and Corporate Secretary will initially review and compile all communications and summarize lengthy or repetitive communications prior to forwarding such communications to the appropriate party. The Chief Legal Officer and Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board has determined that each of Messrs. Abrahamson, Barker, Cornog, Goldman, Lopez and Raether and Mmes. Okun Bomba and Swan is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines. Our Board also has determined that each of Messrs. Abrahamson and Lopez and Ms. Okun Bomba is “independent” under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of Audit Committee independence.
BrightView is compliant with the NYSE corporate governance requirements applicable to non-controlled companies listed on the NYSE. Specifically, the Board is currently comprised of a majority of independent directors and all members of our Audit, Compensation and N&CG Committees are independent under applicable SEC and NYSE rules.
Board Structure
Our Board is led by Mr. Raether, our Chairman. The CEO position is currently separate from the Chairman position. We believe that the separation of the Chairman and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Raether serves as Chairman, while Mr. Asplund serves as our President and CEO.

Board Committees and Meetings
The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	N&CG Committee
James R. Abrahamson	X		X, Chair
Dale A. Asplund
Kurt Barker			X
Jane Okun Bomba	X, Chair
William Cornog			X
Josh Goldman		X
Frank Lopez	X	X
Paul E. Raether		X
Mara Swan		X, Chair
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the fiscal year ended September 30, 2025 (“Fiscal 2025”), the Board held three meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings and the N&CG Committee held four meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). All of the directors serving at the time of last year’s stockholders’ meeting attended such meeting.
Pursuant to the Investment Agreement, until such time as the Investors no longer have the right to designate a director, the Investors have the right to designate one director to each committee of the Board to the extent permitted by the applicable independence or other requirements applicable to such committee(s). Pursuant to this right, the Investors have designated Mr. Barker to the N&CG Committee and Mr. Goldman to the Compensation Committee.
Audit Committee
The current members of the Audit Committee are Messrs. Abrahamson and Lopez and Ms. Okun Bomba, with Ms. Okun Bomba serving as Chair. Each member of the Audit Committee has been determined to be “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined by applicable SEC regulations.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
overseeing the adequacy and integrity of our financial statements and our financial reporting disclosure practices;

•
overseeing the soundness of our system of internal controls to assure compliance with financial and accounting requirements and our system of disclosure controls and procedures;

•
retaining and reviewing the qualifications, performance and independence of our independent auditor;

•
overseeing our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control;

•
overseeing our internal audit function;

•
overseeing cybersecurity risks and preparation through ongoing monitoring and dialogue with the Company’s Chief Technology Officer and other IT and legal personnel;

•
reviewing and approving or ratifying all transactions between us and any “Related Persons” (as defined in the federal securities laws and regulations) that are required to be disclosed to Item 404(a) of Regulation S-K promulgated under the Exchange Act; and

•
establishing procedures for the confidential, anonymous submission by employees of the Company of concerns regarding violations of our Code of Conduct.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
Our Compensation Committee consists of Ms. Swan and Messrs. Goldman, Lopez and Raether, with Ms. Swan serving as Chair.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the CEO, including annual performance objectives, if any;

•
evaluating the performance of the CEO in light of these corporate goals and objectives and, either as a committee or with the other members of the Board, determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the CEO and other executive officers;

•
reviewing and approving, or making recommendations to the Board with respect to incentive- compensation plans and equity-based plans that are subject to the approval of the Board;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, equity-based awards to certain officers and directors, including pursuant to the Company’s equity-based plans;

•
monitoring compliance by participants with the rules and guidelines of the Company’s equity-based plans; and

•
monitoring and reviewing the Company’s programs, practices and initiatives related to inclusion.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
For a description of our processes and procedures for the determination of executive and director compensation, see the “Compensation Discussion and Analysis” and “Director Compensation in Fiscal 2025 — Description of Director Compensation” sections of this Proxy Statement.

Nominating and Corporate Governance Committee
Our N&CG Committee consists of Messrs. Abrahamson, Barker and Cornog, with Mr. Abrahamson serving as Chair.
The duties and responsibilities of the N&CG Committee are set forth in its charter, which may be found at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx, and include the following:
•
assisting our Board in identifying prospective director nominees and selecting or recommending nominees to the Board;

•
overseeing the evaluation of the Board and management; reviewing developments in corporate governance practices and overseeing a set of corporate governance principles;

•
recommending members for each committee of our Board; and

•
otherwise taking a leadership role in shaping our corporate governance.

Oversight of Risk Management
The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which includes an enterprise risk management (“ERM”) program, regular disclosure committee meetings, a code of conduct that applies to all employees, executives and directors, quality standards and processes, an ethics and compliance program and comprehensive internal audit processes. Our CEO, other executive officers and other members of our management team regularly report to the Board and its committees to discuss short-term, intermediate-term and long-term strategic, operational, emerging, compliance, financial, legal, cybersecurity or regulatory risks, to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities.
The Audit Committee reports to the Board regarding its oversight and assessment of risks facing the Company. The head of internal audit reports directly to the Audit Committee and then administratively to our Chief Financial Officer (“CFO”). On at least an annual basis, our internal audit function facilitates an ERM assessment which the Audit Committee oversees. As part of the ERM program, input is gathered from both internal and external third parties and specialists to identify the most salient risks. The Audit Committee also evaluates and monitors risks related to the Company’s financial reporting requirements, system of internal controls, the internal audit program, the independent auditor, the compliance program and cybersecurity. In particular, the Chief Technology Officer also provides an annual update to the Audit Committee on cybersecurity and the security environment. Messrs. Abrahamson and Lopez and Ms. Okun Bomba, the three members of our Audit Committee, each have extensive and specialized experience in risk management which they utilize in the risk oversight process. The Compensation Committee monitors and assesses risks associated with the Company’s employment and compensation policies and practices. The N&CG Committee oversees various governance matters, including Board organization, membership and structure and corporate governance.
We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.
Executive Sessions
Executive sessions, which are meetings of the independent and non-management members of the Board, are regularly scheduled throughout the year.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by the Board.

Our guidelines and our Audit, Compensation and N&CG Committee charters and other corporate governance information are available at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.
Insider Trading Policy and Hedging and Pledging
The Company has adopted an Insider Trading and Selective Disclosure Policy (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Insider Trading Policy applies to directors, officers, employees, contractors and consultants of the Company and its subsidiaries. Among other things, the Insider Trading Policy prohibits trading in the Company’s securities if a director, officer, employee, contractor or consultant is aware of material non-public information (except for transactions pursuant to a written plan that has been adopted in conformity with Rule 10b5-1 under the Exchange Act and pre-cleared with the Company). These individuals are also prohibited from disclosing material non-public information about the Company to any other persons. The Insider Trading Policy also sets forth information with respect to restricted trading periods, pre-clearance procedures and Section 16 compliance. Our Insider Trading Policy also prohibits directors, officers, employees, contractors and consultants from hedging transactions involving our stock, including, but not limited to, through the use of financial instruments such as puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. In addition, our Insider Trading Policy requires directors and Section 16 officers to notify the Company’s Chief Legal Officer prior to pledging Company securities. The Company’s Insider Trading Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2023.
Code of Conduct
The Company has adopted a Code of Conduct that applies to our directors and all of the Company’s employees. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets, business conduct and fair dealing. This Code also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, by posting such information on our website as set forth above rather than by filing a Form 8-K.
The Code may be found on our website at https://investor.brightview.com/esg/corporate-governance/governance-documents/default.aspx. Any stockholder also may request the Code in print, without charge, by contacting the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.
Our Commitment to Corporate Responsibility
At BrightView, we are committed to being responsible stewards of our employees, our communities, our customers and our stockholders.
Among other things, we have emphasized the importance of taking good care of our employees who will, in turn, provide great service to our customers in an effort to make us the service provider of choice. We appreciate the important role we play in helping our customers meet their own sustainability goals, a cornerstone of the One BrightView approach aimed at driving long-term profitable growth and meaningful stockholder value.
Our efforts to enhance our corporate responsibility includes active participation from leaders within finance, accounting, marketing, real estate, fleet, procurement, legal, human resources, environmental, health & safety, and operations, among other management functions. Oversight of these efforts is further supported by the Board, with Board updates covering critical topics such as safety, employee engagement, fleet and fuel management, operational efficiency, environmental risks, and opportunities (e.g., snow, hurricanes, drought) and cybersecurity. These updates are designed to ensure direct oversight of our progress toward sustainability goals, as detailed in our website and in our forthcoming 2026 Corporate Responsibility Report.
Operational sustainability is embedded in our corporate activities, and we offer project-level sustainability services such as all-electric equipment and nature-based solutions like native plants, green roofs, and tree care. These initiatives are designed to be aligned with our customers’ efforts to create and maintain climate-resilient landscapes with reduced water use and carbon emissions.
Water conservation is important to our strategy, helping customers cut costs and promote stewardship. We use techniques like xeriscaping, which can reduce irrigation needs, alongside smart irrigation systems, native plants, and soil health management. Additionally, we take steps, including adopting electric landscaping equipment, optimizing routes, diverting waste from landfills, and transitioning to electric and hybrid vehicles, to reduce emissions and overall resource use.
We also advance sustainability through our One BrightView journey, which emphasizes employee engagement and well-being. Safety remains a top priority and our safety record remains significantly better than the industry average. To reinforce this, we conduct periodic coaching and feedback sessions to enhance understanding of safety policies, while encouraging all team members to pause and address any activity that raises safety concerns. Highlighting the critical importance of safety, the presentation of a safety topic and a review of safety performance are included in every quarterly Board meeting, ensuring it remains at the forefront of our operations.
We provide competitive benefits, including 401(k) and employee stock purchase plans. Our goal is to ensure employees feel valued and critical to our mission. We foster inclusion and belonging through focus groups, special interest groups, and professional training. These efforts have reduced employee turnover and improved engagement, as seen in our recent engagement survey results which emphasize safety, a sense of belonging, empowerment, and teamwork.
For more details, including our sustainability goals and progress, we encourage stakeholders to review our forthcoming 2026 Corporate Responsibility Report. Please note that information contained on or accessible through our website, including the 2026 Corporate Responsibility Report, is not considered part of this Proxy Statement.
Governance
We are committed to adhering to good corporate governance practices and maintaining the highest standards of business integrity and ethical conduct.
BrightView is compliant with the corporate governance requirements applicable to non-controlled companies listed on the NYSE. Specifically, the Board is currently comprised of a majority of independent directors and all members of our Audit, Compensation and N&CG Committees are independent under applicable SEC and NYSE rules.
Specifically, our Board is comprised of nine members, eight of whom are independent. The Board has determined that each member of its three standing committees is independent pursuant to NYSE and SEC regulations. Our Board’s independence and committees are described in greater detail elsewhere in the “The Board of Directors and Certain Governance Matters” section of this Proxy Statement. The average tenure of current directors is under six years and, further, Board members are required under our stock ownership policy to hold equity ownership in the Company to ensure alignment between their interests and those of the stockholders.
Our Corporate Governance Guidelines provide that the Board has oversight of societal and other matters affecting the Company’s stakeholders and the environments in which we operate. Our Code of Conduct, described in additional detail above under “Code of Conduct,” contains policies against bribery and corruption, insider trading, and anti-competitive behavior, as well as addresses political spending and management of our intellectual property, employee privacy and confidential information. Each year, all new hires and existing team members are required to complete an online Code of Conduct training course, which includes all aspects of business ethics, including anti-bribery and corruption, conflicts of interest, fair competition, and fair dealing. Compliance with completing the annual training is part of our control environment and subject to audit procedures. We also maintain a 24 hour, 7 days a week whistleblower hotline to enable reporting by telephone or online, confidentially and anonymously.
Director Nomination Process
The N&CG Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the N&CG Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the N&CG Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience and his or her independence of thought and ability to work collegially with the other members of the Board. In addition, the Board recognizes the importance of having a composition representing diverse viewpoints, backgrounds and experiences and diversifying the Board is an important consideration when evaluating potential candidates for nominations to the Board. In identifying prospective director candidates, the N&CG Committee may seek referrals from its members, management, stockholders and other sources. The N&CG Committee also may retain a search firm in order to identify candidates to serve as directors. The N&CG Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the N&CG Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
The stockholders’ agreement described below under “Transactions with Related Persons” provides that our Sponsor has the right to nominate to our Board a number of designees, subject to the maintenance of certain stock ownership requirements. Currently, two directors (Messrs. Raether and Cornog) nominated by our Sponsor serve on our Board.
In addition, the Investment Agreement described herein provides that the Investors have the right to nominate to our Board up to two designees, subject to the maintenance of certain stock ownership requirements. Currently, two directors (Messrs. Barker and Goldman) nominated by the Investors serve on our Board.
In connection with its annual nomination, the N&CG Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
In particular, the members of our Board considered the following important characteristics:
•
James R. Abrahamson has significant executive management experience and risk management expertise and has many years of experience as a director of publicly held companies. Mr. Abrahamson’s vast experience in, and knowledge of, the hospitality, real estate and service company industry provides our Board with valuable insight into the corporate services industry and as a large-scale employer. Skills gained from extensive previous and current board service in public and private companies are also valuable for our Company and our Board;

•
Dale A. Asplund has significant operational and business experience as an executive of a publicly held company for over 25 years and significant executive management experience, including with respect to supply chain, fleet management, sales and growth management, shared services and information technology;

•
Kurt Barker has significant operational and business experience in public companies from his involvement with certain portfolio companies of One Rock and its affiliated funds and as an Operating Partner of One Rock;

•
Jane Okun Bomba has significant operational and business experience in public companies, risk management expertise and knowledge of public company financial analyses and human resources, compensation and corporate sustainability expertise;

•
William Cornog has significant financial investment and advisory experience from his past work at KKR Capstone and experience on public and private boards;

•
Josh Goldman has significant financial, investment and operational experience from his involvement with numerous portfolio companies of One Rock and its affiliated funds and has played active roles in overseeing those businesses;

•
Frank Lopez has significant experience as an executive of publicly held companies and significant executive management experience, specifically in matters related to legal and human resources;

•
Paul E. Raether has significant financial, investment and operational experience from his involvement with numerous portfolio companies of KKR and its affiliated funds and has played active roles in overseeing those businesses; and

•
Mara Swan has operations, risk management and executive management experience leading business segments as well as an extensive background in the public company human resources and compensation functions and has significant experience in governance.

This annual director nomination process resulted in the Board’s nomination of the nine incumbent directors named in this Proxy Statement and proposed for election at the upcoming Annual Meeting.
The Board may also consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected.
Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company, 980 Jolly Road, Blue Bell, Pennsylvania 19422. All recommendations for nomination received by the Corporate Secretary of the Company that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2027 Annual Meeting.”

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers, other than Dale A. Asplund, whose biographical information is presented under “Nominees for Election to the Board in 2026.”
Name	Age	Principal Occupation and Other Information
Michael J. Dozier	64
Michael Dozier has served as Executive Vice President and Chief Commercial Officer since February 2024. He is responsible for leading BrightView’s growth strategy around revenue generation, business growth and profitability. Since joining BrightView in 2000, he has held various leadership positions, including Senior Branch Manager, Regional Manager and Senior Vice President from 2008 to 2018 and most recently serving as BrightView’s President, Evergreen (Maintenance Services). Prior to joining BrightView, Mr. Dozier worked at ServiceMaster Management Services Group, a leading provider of pest control, restoration and cleaning services.
Mr. Dozier holds a bachelor’s degree in Ornamental Horticulture and a master’s degree in Plant and Biological Science from Southern Illinois University.

Jonathan M. Gottsegen	59
Jonathan Gottsegen has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since January 2016.
Mr. Gottsegen is responsible for overseeing BrightView’s legal and compliance programs, Board and related Board and committee governance, finance and mergers and acquisitions, treasury and corporate transactional matters, litigation and regulatory, commercial contracts and disputes, employment compliance and litigation, and intellectual property. Prior to joining BrightView, Mr. Gottsegen served as Senior Vice President, General Counsel and Corporate Secretary for United Rentals, Inc., the world’s largest equipment rental provider, from February 2009 to January 2016. His prior public company experience includes directing the Corporate and Securities Practice Group at The Home Depot, Inc. and serving as securities counsel for Time Warner Inc. Previously in his career, he served as an associate with Kaye Scholer Fierman Hays & Handler and as a senior staff attorney with the U.S. Securities and Exchange Commission, Division of Corporation Finance.
Mr. Gottsegen earned his Juris Doctorate from Tulane University’s School of Law and his Bachelor of Arts from Emory University.

Amanda Orders	48
Amanda Orders has served as Executive Vice President and Chief Human Resources Officer since November 2019.
Ms. Orders is responsible for the overarching BrightView People Strategy, which includes talent acquisition, compensation, benefits management, career development, performance management, succession planning, equity administration, safety, marketing and communications, retention, training, and leadership and organizational development across all BrightView service lines. From December 2016 to November 2019, Ms. Orders served as our Senior Vice President, Human Resources for Maintenance Services and from April 2012 to December 2016, she served as our Vice President, Human Resources. Prior to joining BrightView, Ms. Orders held leadership positions in Human Resources at Alliance Data Systems Corporation and The ScottsMiracle-Gro Company.
Ms. Orders is a graduate of The Ohio State University’s Fisher College of Business.

Name	Age	Principal Occupation and Other Information
Brett Urban	43
Brett Urban has served as Executive Vice President, Chief Financial Officer since October 2022. Mr. Urban provides overall leadership for BrightView’s finance, accounting, investor relations, tax, treasury, procurement, fleet and mergers and acquisitions (“M&A”) teams. He is also responsible for developing BrightView’s financial and operational strategy, business performance metrics, control systems and corporate financial reporting. Mr. Urban joined the Company in 2016 as Vice President, Finance and led the corporate finance function. In 2017, Mr. Urban was promoted to Senior Vice President of Finance for the Maintenance Services division. In this role, he also led the Company’s procurement department and oversaw the execution of BrightView’s M&A strategy. Prior to joining BrightView, Mr. Urban held senior finance positions at Aramark Corp., a global provider of food and facilities services.
Mr. Urban received an undergraduate degree from Nichols College and an M.B.A. from Arcadia University.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for Fiscal 2026.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the Fiscal 2025 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP would perform audit services for the Company.
The following table sets forth the aggregate fees for professional services provided by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended September 30, 2025 and 2024, and fees billed for other services rendered by Deloitte & Touche LLP for those periods, all of which were approved by the Audit Committee.
	Fiscal Year Ended September 30, 2025	Fiscal Year Ended September 30, 2024
Fees:
Audit fees(1)	$2,824,030	$3,052,000
Audit Related fees(2)	$—	$—
Tax fees(3)	$353,536	$238,388
All other fees(4)	$11,370	$11,370
Total	$3,188,936	$3,301,758

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports, and services provided by the independent auditor in connection with statutory and regulatory engagements.

(2)
Audit Related fees relate to professional services rendered in connection with the evaluation of mergers, acquisitions, and dispositions.

(3)
Tax fees relate to professional services for tax compliance, tax advice and tax planning.

(4)
Other fees included fees for subscription services.

The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters — Board Committees and Meetings — Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Jane Okun Bomba, Chair
James R. Abrahamson
Frank Lopez

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of September 30, 2025, certain information related to our compensation plans under which shares of our Common Stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as amended	4,427,173	19.11	12,184,595
BrightView Holdings, Inc. 2018 Employee Stock Purchase Plan	—	N/A	1,203,553
Equity compensation plans not approved by stockholders:
BrightView Holdings, Inc. 2023 Employment Inducement Incentive Award Plan	1,167,820	N/A	582,180
Total	5,594,993	N/A	13,970,328

(1)
Relates to 2,337,722 shares of our Common Stock issuable upon the exercise of stock options and 2,089,451 shares of our Common Stock issuable upon the vesting of time-vesting RSUs and performance-vesting PRSUs awarded under our Amended and Restated 2018 Omnibus Incentive Plan (“A&R Omnibus Incentive Plan”) (assuming target performance for the PRSUs). The number of shares to be issued in respect of performance-vesting option awards has been calculated based on the assumption that the target level of performance applicable to such awards will be achieved. In addition, as of the date indicated, there are 0 shares of our Common Stock issuable upon the exercise of stock options and 688,365 shares of our Common Stock issuable upon the vesting of time-vesting RSUs and performance-vesting PRSUs awarded under our 2023 Employment Inducement Incentive Award Plan (“Inducement Plan”) (assuming target performance for the PRSUs). Pursuant to the Inducement Plan, the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with the Company within the meaning of Rule 303A.08 of the Listed Company Manual of the New York Stock Exchange. Awards granted under the Inducement Plan may be in the form of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, dividend equivalent rights and other equity-based awards, or any combination of those awards. The only individuals eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for “inducement awards” under Rule 303A.08. A total of 1,750,000 shares of common stock, par value $0.01 per share are reserved for grant under the Inducement Plan, subject to adjustment as provided in the Inducement Plan. Shares of Common Stock issued under the Inducement Plan may include authorized but unissued shares of Common Stock or treasury shares. Shares of Common Stock subject to grants that are canceled, forfeited, or terminated without issuance may again be used for grants under the Inducement Plan. Shares used to cover the exercise price of a stock option or tax withholding for any award are not recycled and therefor are not available for future awards. The Inducement Plan will be administered by the Company’s Compensation Committee and/or the Board. The Inducement Plan will continue in effect for ten years, unless earlier terminated. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 303A.08.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSUs and PRSUs, which have no exercise price.

(3)
Relates to additional shares reserved for future awards under the applicable plan.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and in the Company’s proxy statement on Schedule 14A for the 2026 Annual Meeting of Stockholders.
Submitted by the Compensation Committee of the Board of Directors:
Mara Swan, Chair
Josh Goldman
Frank Lopez
Paul E. Raether

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
The primary directive of our executive compensation program is to have a pay-for-performance framework that attracts, engages and retains individuals with the qualifications to lead an organization that is focused on achieving our financial goals and increasing stockholder value.
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”), which include our CEO, our CFO and each of our three other most highly compensated executive officers who served in such capacities for the fiscal year ended September 30, 2025. Our NEOs for Fiscal 2025 were:
•
Dale Asplund, our President and CEO;

•
Brett Urban, our Executive Vice President, CFO;

•
Jonathan Gottsegen, our Executive Vice President, Chief Legal Officer and Corporate Secretary;

•
Amanda Orders, our Executive Vice President, Chief Human Resources Officer; and

•
Michael Dozier, our Executive Vice President, Chief Commercial Officer.

Executive Summary 2025 Business Highlights
BrightView continues to make significant strides in instilling the One BrightView initiatives and culture, adopted in 2023. These actions have resulted in delivering record EBITDA in the year, as well as higher EBITDA margins across all operating segments coupled with robust free cash flow generation.
Operational improvement and prioritizing our employees and customers remain core to our strategy. The Company also demonstrated success in streamlining its operating structure, improving customer retention, and unwinding non-core businesses.
We believe these strategies will translate to sustainable growth and optimize our capital structure, thereby providing BrightView with the flexibility to reinvest in its business which, in turn, positions the Company for long term profitable growth.
Certain of our achievements are highlighted below:
•
Customer retention improved by 200 basis points compared to Fiscal 2024.

•
Frontline turnover declined in 2024 and 2025 (each compared to the prior year).

•
We continue to streamline our operating structure. SG&A declined in 2024 and 2025 (each compared to prior year spend).

•
Adjusted EBITDA increased to $352.3 million which represents an 8.5% increase compared to the prior year.

•
Adjusted EBITDA margin increased by 150 basis points with Adjusted EBITDA margins expanding in both operating segments.

•
Adjusted EBITDA increased by 3.9% in Maintenance Services and 20.6% in Development Services.

•
We announced a $100 million share repurchase program, acquired shares throughout Fiscal 2025 and recently increased the authorization to $150 million.

See “Non-GAAP Financial Measures” at page 42 and Note 15 to the financial statements at pages F-28 and 29 of the 2025 Annual Report for reconciliations to GAAP reported measures for the Adjusted EBITDA amounts noted above.
We remain committed to growing profitably and expanding margins in Fiscal 2026 and are proud to report we delivered these commitments. We are committed to successfully transforming BrightView into a more efficient company, becoming the employer of choice, and partner of choice for our customers. Both customer retention and frontline labor turnover have benefited from these initiatives and will be a pivotal factor in driving future long term profitable growth.
2025 Stockholder Engagement and “Say on Pay” Results
We value our stockholders’ perspectives on our business and each year proactively interact with investors through numerous engagement activities. In Fiscal 2025, these included our annual stockholder meeting, quarterly earnings calls, and multiple investor conferences and meetings.
We provide our stockholders with the opportunity to cast a non-binding, advisory vote on executive compensation (“say-on-pay”) every three years. At our annual meeting of stockholders in March 2025, the compensation of our NEOs was approved by approximately 98% of the votes cast, a historic high for BrightView, which we believe affirms our stockholders’ support of our approach to executive compensation.
Summary of Our Executive Compensation Practices
What We Do	What We Don’t Do

✓
Emphasis on long-term equity and “at-risk” compensation

✓
Stock ownership guidelines for executives and non-employee directors supported by net share retention requirements

✓
Primarily financial metric-based annual bonus program with challenging performance goals and capped payout opportunities, as well as a component tied to additional strategic goals for Fiscal 2025

✓
Appropriate selection of size and industry-appropriate peers

✓
Anti-hedging/pledging policy for executives

✓
Engage an independent compensation consultant

✓
Incentive compensation clawback policies for executives

×
No undue risk created by compensation programs

×
No re-pricing or cash buyout of underwater stock options without stockholder approval

×
No significant/special perquisites or tax gross-ups for executives, including no gross-ups for change of control related excise tax payments

×
No market timing with granting of equity awards

×
No adjustments to in-cycle performance awards

Executive Compensation Objectives and Philosophy
At BrightView, we align executive compensation with business results and stockholder interests. In this spirit, we offer a competitive compensation program that allows our NEOs to share in the Company’s financial success when they deliver performance that helps achieve short and long-term corporate goals and increases in stockholder value. On an overall basis, target total compensation for our NEOs is calibrated to the market median of our peer group (as defined below) and size-appropriate general industry survey data.
Certain executives may have target total compensation above or below the market median depending on their individual experience level and the value of their role to the organization. In addition, the majority of compensation for all NEOs is in the form of variable compensation and therefore earned compensation can be above or below target depending on Company and individual performance.
Delivering on our strategic goals and creating value for stockholders requires a strong focus on attracting, engaging and retaining a talented senior management team. To that end, we deliver executive compensation through a combination of the following components:
•
Base salary — Provides a fixed level of compensation and recognizes the NEO’s leadership role;

•
Annual bonus opportunity — Ties pay to Company performance for the fiscal year;

•
Long-term equity compensation — Aligns compensation with the creation of equity value and achievement of long-term business and strategic goals;

•
Benefits and perquisites — Broad-based employee benefits, which are substantially the same as those provided to our executives, are intended to attract and retain employees while providing them with retirement and health and welfare security and limited perquisites, including life insurance and reimbursement for relocation and travel expenses; and

•
Severance and other benefits payable upon qualifying terminations of employment or a change of control — Encourages the continued attention and dedication of our NEOs and provides reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives.

Consistent with prior practice, we do not intend to adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. However, the core principle of our compensation philosophy is that pay is aligned with performance.
Compensation Determination Process
Role of the Compensation Committee
Our Compensation Committee, which is composed entirely of independent directors, has primary responsibility for overseeing our executive compensation program. The Compensation Committee determines the compensation of our CEO, and reviews and approves the compensation of other executive officers. When making decisions regarding CEO compensation, the Committee acts without management present. Further detail on the Committee’s authority and responsibilities can be found in its charter, available on our website.
Role of Management
Our CEO works closely with the Compensation Committee in managing our executive compensation program and attends meetings of the Compensation Committee. Because of his daily involvement with the executive team, our CEO makes recommendations to the Compensation Committee regarding compensation for the executive officers (other than himself) but has no independent approval authority over their compensation. Our CEO does not participate in discussions with the Compensation Committee regarding his own compensation.
Role of the Compensation Consultant
The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist it in evaluating the elements and levels of our executive compensation for our executive officers and directors. For Fiscal 2025, Pearl Meyer provided guidance with respect to the ongoing review of our executive compensation programs. Items included, but were not limited to, peer group development, benchmarking executive compensation, and incentive (short and long-term) design. With respect to its services in Fiscal 2025, the Compensation Committee assessed Pearl Meyer’s independence and determined that Pearl Meyer is independent pursuant to applicable NYSE rules and that there are no conflicts of interest raised by the work performed by Pearl Meyer.

For Fiscal 2025 named executive officer compensation decisions, the Compensation Committee utilized a peer group (the “Peer Group”) consisting of the following fifteen companies (median revenue approximately $3.1 billion vs. BrightView’s $2.8 billion):
Casella Waste Systems, Inc. Clean Harbors, Inc. Comfort Systems USA, Inc. Dycom Industries, Inc. Enviri Corp. (formerly named Harsco Corp.) FirstService Corporation Granite Construction Incorporated	Healthcare Services Group, Inc. Rollins, Inc. SiteOne Landscape Supply, Inc. SP Plus Corporation Stericycle, Inc. Tetra Tech Inc. UniFirst Corporation Vestis Corporation
The Peer Group companies were selected to represent companies in the environmental and facilities services, construction and engineering, diversified support services and specialized consumer services industries that are within an appropriate size range as compared to BrightView. After review with Pearl Meyer, the Compensation Committee updated the Peer Group to remove Stericycle, Inc. and SP Plus Corporation which are no longer publicly traded, and to add WillScot Holdings Corporation, Sterling Infrastructure, Inc. and Interface, Inc. to the group for Fiscal 2026 named executive officer compensation decisions.
Compensation Risk Assessment
Pearl Meyer was also engaged to assess the Company’s compensation plans and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Pearl Meyer’s assessment of our compensation plans and programs was reviewed with the Compensation Committee and, based on its assessment, the Compensation Committee has concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity awards in such a way as to not encourage excessive risk taking.
Employment Agreements
Each of our NEOs is party to an employment agreement which sets forth standard terms summarizing annual base salary, bonus and benefits. For additional information regarding our employment agreements, see “Summary Compensation Table — Employment Agreements” below. We believe that these agreements reflect market practices and include restrictive covenants that help to protect stockholder interests.
Timing of Stock Option and other Equity Award Grants
Although we do not have a formal policy regarding the timing of awards of stock options, SARs and/or similar option-like instruments grants to our NEOs, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, SARs or other equity award grant dates for the purpose of affecting the value of any NEO award. In Fiscal 2025, none of our NEOs have been granted any options to purchase shares of our common stock, SARs or similar option-like instruments.
Executive Compensation Program Elements
Base Salaries
Base salary compensates our executives for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation Committee believes that base salaries for executives should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role, pay relative to peers within the Company, and base pay in previous roles outside of the Company. Base salaries may be adjusted at times to deal with competitive pressures or changes in job responsibilities.
Fiscal 2025 Base Salaries
In November 2024, the Compensation Committee increased the base salary for Brett Urban, based on a review of market data and internal alignment to our stated market median total compensation philosophy, consistent with competitive market data provided by Pearl Meyer. In particular, the Compensation Committee approved the increase for Mr. Urban based on his performance since assuming the CFO role on October 1, 2022 and in order to better align his compensation opportunity with the market median. The following table reflects the base salary rates for our NEOs for Fiscal 2025 after any such increases:
Named Executive Officer	Base Salary Rate Fiscal 2025	Increase
Dale Asplund	$950,000	0.0%
Brett Urban	$550,000	4.8%
Jonathan Gottsegen	$553,000	0.0%
Amanda Orders	$450,000	0.0%
Michael Dozier	$425,000	0.0%
Annual Bonus Opportunities
Fiscal 2025 Annual Bonus Plan
In order to motivate our NEOs to achieve short-term performance goals and tie a portion of their annual compensation to actual performance, each NEO is eligible for an annual bonus award under our bonus plan based on the achievement of our financial growth objectives.
Annual Bonus Targets:   A target annual bonus, expressed as a percentage of a NEO’s base salary in effect at the end of the applicable performance period, is established within the NEOs’ employment agreements and may be adjusted from time to time by the Compensation Committee in connection with a NEO’s promotion or performance. No changes were made to the target bonus percentages for the NEOs for Fiscal 2025.
The target bonus percentages under the Fiscal 2024 and Fiscal 2025 bonus plans for our NEOs were as follows:
Named Executive Officer	2024 Target Bonus (Expressed as a Percentage of Base Salary)	2025 Target Bonus (Expressed as a Percentage of Base Salary)
Dale Asplund	130%	130%
Brett Urban	85%	85%
Jonathan Gottsegen	75%	75%
Amanda Orders	85%	85%
Michael Dozier	85%	85%
Performance Measures:   For our NEOs, 80% of the bonus payout was tied to our financial performance relative to the budget for Fiscal 2025 (the “Financial Goals”) and 20% was tied to a qualitative assessment of our performance relative to certain safety, net new sales, and client retention goals (the “Strategic Goals”).
Financial Goals:   The Financial Goals for Fiscal 2025 were measured by Adjusted EBITDA, defined as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items, and as adjusted for the snow adjustment mechanism discussed below. We use Adjusted EBITDA as the measure of financial performance because we believe that it provides a reliable indicator of our strategic growth and overall financial results. This metric, which is commonly used by business service companies, is a recognized indicator of our performance and our ability to generate cash which enables us to return value to our stockholders and engage in strategic acquisitions.
Snow Adjustment Mechanism for Adjusted EBITDA Performance Target:   As part of its annual review of the Company’s incentive programs, the Compensation Committee approved a mechanism (the “snow adjustment mechanism”) for adjustment of Adjusted EBITDA performance targets for the impact of snow revenue variances from the budget since such weather-related variances tend to be unpredictable but have a material impact on overall Adjusted EBITDA. The intent of the snow adjustment mechanism is to ensure bonuses are paid based on operational performance and not to overcompensate or penalize plan participants if actual snow revenue is substantially different than budget. The snow adjustment mechanism provides that when snow revenue varies by more than 10% above or below the snow revenue budget, the Adjusted EBITDA performance scale would be adjusted (up or down) to account for substantial snowfall variance from budget. In such event, Adjusted EBITDA performance targets are adjusted by $250,000 for every $1 million in snow revenue that is 10% higher or lower than the snow revenue budget.
In Fiscal 2025, the snow revenue budget was set at $190 million and a collar (+/- 10%) between $171 million and $209 million, outside of which the Adjusted EBITDA performance targets would be adjusted. Actual snow revenue was $210.8 million for Fiscal 2025, thus above the maximum collar by $1.8 million which resulted in a $0.5 million upward adjustment to the Adjusted EBITDA performance targets.
Strategic Goals:   As noted above, for Fiscal 2025 the Compensation Committee conditioned 20% of the bonus opportunity based on the Compensation Committee’s qualitative assessment of performance relative to certain safety, net new sales, and client retention goals. Based on the combined results, the Compensation Committee determined that the combined Strategic Goals were not attained (0%).
Performance Goals and Results:   For Fiscal 2025, the Compensation Committee set performance targets aligned with the Company’s conservative budget, cautious business expectations and the realities of the commercial landscaping industry conditions at the time. The Adjusted EBITDA achievement factor was determined by calculating the Company’s actual achievement against the applicable performance target based on the pre-established scale set forth in the table below:
Financial Goals	Metric Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Payout Percentage
Adjusted EBITDA	80%	$327.8	$345.0	$362.3	$352.3	140%
Safety, new net sales and retention	20%	Qualitative Assessment (see above)				0%
Final Achievement	100%					112%
Results in the table above for the Adjusted EBITDA goals are interpolated on a straight-line basis for achievement between threshold and target and between target and maximum. The Adjusted EBITDA goals are shown after the snow adjustment mechanism.
Final Fiscal 2025 Bonus Payouts:   The following table illustrates the calculation of the bonuses payable to our NEOs under the Fiscal 2025 bonus plan applicable to such NEO based on the combined final achievement payout percentage for the Financial Goals and Strategic Goals shown above.
Name	2025 Base Salary	2025 Target Bonus %	Target Bonus Amount	Final Achievement Factor	Total Bonus Paid
Dale Asplund	$950,000	130%	$1,235,000	112%	$1,383,200
Brett Urban	$550,000	85%	$467,500	112%	$523,600
Jonathan Gottsegen	$553,000	75%	$414,750	112%	$464,520
Amanda Orders	$450,000	85%	$382,500	112%	$428,400
Michael Dozier	$425,000	85%	$361,250	112%	$404,600

Long-Term Equity Incentive Awards
We believe that successful performance over the long term is aided by the use of equity-based awards which create an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business. Equity-based awards also allow for a portion of our executive compensation to be “at-risk” and directly tied to the performance of our business.
As part of the Compensation Committee’s continuing efforts to appropriately align pay with performance, for Fiscal 2025, the Compensation Committee continued its long-term equity structure that will annually award NEOs market-based equity opportunities in the form of 50% time-vesting restricted stock units (“RSUs”), which is consistent with historic practice, and 50% in performance-vesting restricted stock units (“PRSUs”).
Fiscal 2025 Annual Grants
On December 2, 2024, we granted RSUs and PRSUs to each of our NEOs, as follows:
Name	Fiscal 2025 Annual Grant Value	Time-Vesting RSUs (#)	PRSUs at Target (#)
Dale Asplund	$4,000,000	115,407	115,407
Brett Urban	$1,100,000	31,737	31,737
Jonathan Gottsegen	$746,000	21,524	21,524
Amanda Orders	$650,000	18,754	18,754
Michael Dozier	$550,000	15,869	15,869
The amount of the Fiscal 2025 annual equity awards granted to each eligible NEO was determined by taking into consideration the NEO’s total direct compensation and alignment to a market median total compensation philosophy for our NEO population, and for Mr. Asplund subject to a minimum target grant value required by his employment agreement.
The Compensation Committee determined that for our NEOs, the RSUs will vest 25% on each of the first four anniversaries of the grant date, to encourage NEO retention.
The Compensation Committee determined to provide 50% of the annual equity award as PRSUs to further encourage longer-term performance. Award payouts, if any, will be determined based on actual performance for the full three-year performance period which commenced on October 1, 2024 and ends on September 30, 2027. Potential award payouts range from 0% to 200% of the target award depending on performance against two equally weighted metrics, “Three-Year Average EBITDA Margin” and “Land Organic Revenue CAGR.” “Three-Year Average EBITDA Margin” is defined as the average of the EBITDA Margin for each of the three years in the performance period. “EBITDA Margin” means, for a fiscal year, the percentage equal to (i) the Company’s Adjusted EBITDA for the fiscal year divided by (ii) the Company’s reported net service revenue for the fiscal year. “Land Organic Revenue CAGR” means the compound annual growth rate in the Company’s organic Land Business’ reported net service revenue for the performance period, based on the growth in Land Business revenue for the final fiscal year of the performance period over the Land Business revenue for the fiscal year ending September 30, 2024, subject to potential adjustment by the Compensation Committee to remove the impact of certain acquisitions during the performance period. Our Compensation Committee may adjust the measurement of performance to exclude the impact of certain specified costs, such as charges for restructuring, discontinued operations, or asset write downs, and other unusual, non-recurring or unbudgeted items.
Fiscal 2023 PRSU Performance Results and Payouts
On November 18, 2022, the Compensation Committee granted PRSUs to the NEOs (other than Mr. Asplund, who was not employed by the Company at the time of the grant) under our A&R Omnibus Incentive Plan and the related Performance Stock Unit Grant Agreements. These PRSUs were designed to align executive compensation with long-term stockholder value and vest based on our performance over a three-year performance period from October 1, 2022 through September 30, 2025.

Under the terms of the awards, vesting was contingent upon achievement of two equally weighted performance measures: (i) 50% based on the Company’s Three-Year Average EBITDA Margin, and (ii) 50% based on the Company’s Land Organic Revenue CAGR, in each case as defined above and subject to threshold achievement.
On November 18, 2025, after reviewing the performance results for the PRSUs, our Compensation Committee certified the overall achievement of the performance conditions at 100% of the target. As a result, each participant vested in the number of shares shown in the table below.
Metric	Weighting	Performance Level (Threshold 50%)	Performance Level (Target 100%)	Performance Level (Superior 200%)	FY23 Actual	FY24 Actual	FY25 Actual	Period-to-date
								Result	Payout
Average EBITDA Margin	50.0%	10.0%	10.8%	11.8%	11.0%	11.8%	13.2%	12.0%	200%
Land Organic Revenue CAGR	50.0%	0.5%	2.0%	5.0%	$1,729.0	$1,709.9	$1,680.4	-0.5%	0%
Combined	—	—	—	—	—	—	—	—	100%
The following table sets forth, for each NEO other than Mr. Asplund, the number of shares earned by such NEO as a result of the PRSU achievement level at 100% of target.
Name	Shares Vesting
Brett Urban	34,090
Jonathan Gottsegen	49,866
Amanda Orders	40,106
Michael Dozier	34,090
Performance-Vesting Restricted Stock and Top-Up Options from IPO
As discussed below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards — Pre-IPO Class B Units and Converted Restricted Stock,” prior to our IPO, long-term equity incentive awards were granted to certain of our NEOs in the form of Class B Units, which were 50% time-vesting and 50% performance-vesting. In connection with the IPO, all outstanding unvested Class B Units were converted into shares of restricted stock granted under our A&R Omnibus Incentive Plan. In addition, upon the effectiveness of the IPO, we were required under the terms of the Second Amended and Restated Limited Partnership Agreement (the “Parent Limited Partnership Agreement”) with BrightView Parent L.P. to grant to each holder of Class B Units, including each of our NEOs, nonqualified options to purchase shares of our Common Stock (the “Top-Up Options”). The Top-Up Options were granted pursuant to our A&R Omnibus Incentive Plan and have the same vesting terms and conditions as the Class B Units to which they correspond (i.e., 50% time-vesting and 50% performance-vesting), and were vested and unvested in the same proportion as the corresponding grant of Class B Units was vested and unvested immediately prior to the IPO.
With respect to the converted performance-vesting restricted stock and performance-vesting Top-Up Options, performance vesting was initially based on achievement against annual Adjusted EBITDA goals measured through Fiscal 2022. These goals were not achieved. The awards remain outstanding, however, and are eligible to vest in whole or in part if the NEO remains employed through the date of a “Realization Event” as defined in the award agreements. A “Realization Event” generally means a change in control in which KKR Group receives a specified minimum level of return on its investment, and can also include a partial sale of shares by KKR Group in which such minimum level of return is achieved. No such Realization Event occurred in Fiscal 2025.

Benefits and Perquisites
While our compensation philosophy is to focus on performance-based forms of compensation while providing only minimal executive benefits and perquisites, we provide to all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security, which include:
•
participation in our tax-qualified 401(k) defined contribution plan;

•
medical, dental, vision, life and disability insurance coverage, and

•
dependent care flexible spending accounts and health savings and health reimbursement accounts.

In addition, NEOs are eligible to participate in executive savings, health and disability plans.
In addition to current and long-term incentive compensation, we provide retirement benefits to the NEOs. The amount of retirement benefits provided are designed to attract and retain highly qualified executives. The NEOs are eligible to participate in the Company’s tax-qualified 401(k) defined contribution plan and are eligible to receive the same level of matching Company 401(k) plan contributions as all our employees under this plan. We also maintain the Executive Savings Plan, a nonqualified deferred compensation plan under which our NEOs are entitled to defer their salary or bonus (as further described below under the heading “Executive Savings Plan”). We do not have a defined benefit plan for any of our executive officers. The NEOs are also eligible to participate in the Company’s Employee Stock Purchase Plan.
Severance and Change of Control Benefits.   We do not have a formal severance policy. However, we do provide severance benefits to certain of our NEOs in order to offer competitive total compensation packages and be competitive in our executive attraction and retention efforts. The NEOs’ employment agreements provide for severance payments and benefits upon a qualifying termination of employment (“Qualifying Termination”), which is a termination by the Company without cause or a resignation by the executive for good reason. See “Potential Payments to Named Executive Officers Upon Termination or Change of Control,” which describes the payments to which each of the NEOs may be entitled under their respective employment.
Our time-vesting equity awards granted before Fiscal 2023 provide for automatic accelerated vesting upon a change in control. Beginning with our awards made in Fiscal 2023, we moved away from this automatic, single trigger design. Instead, change in control treatment will depend on whether the awards are assumed or replaced in the transaction. For awards that are assumed or replaced, they will continue to vest after the change in control, and vesting will accelerate if within two years after the change in control the NEO experiences a Qualifying Termination — often referred to as “double trigger” vesting. The Compensation Committee made these changes to better align with market practice as the Company has matured since its IPO.
Our equity awards and bonus plan also provide for accelerated or continued vesting and a prorated bonus, as applicable, upon certain termination events and as more fully described below under “Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control.”
Stock Ownership and Retention Policy
To align the interests of management with those of our stockholders, certain of our executives (the “Covered Executives”) are required to hold a specific level of equity ownership as outlined below:
•
CEO: 6x base salary

•
Other NEOs: 3x base salary

•
Other Officers: 1.5x base salary

Until the applicable ownership level is achieved, Covered Executives must retain 100% of net shares granted to them. Once the ownership guideline is achieved, the CEO must retain 30% of net shares granted to him, but other Covered Executives do not have an additional holding requirement beyond what is required to maintain applicable ownership guidelines.

The shares counted toward these ownership requirements include shares owned outright, unvested RSUs and earned and vested PRSUs. Shares of our Common Stock underlying stock options are not counted towards these ownership requirements until the shares are issued upon exercise of the option. The retention requirement applies to prior and future grants.
Clawback Policy
We have adopted a clawback policy, effective as of October 2, 2023, that complies with the NYSE’s clawback rules promulgated under the SEC’s Rule 10D-1. Under this policy, the Audit and Compensation Committees (the “Committees”) must seek payment of certain incentive-based compensation, such as long-term equity-based incentive awards, that was paid to our executive officers based on financial statements that were subsequently restated. The policy provides that if the Committees determine that there has been a material restatement of publicly issued financial results from those previously issued to the public, the Committees will review all incentive-based compensation made to executive officers during the three-year period prior to the restatement. If such payments would have been lower had they been calculated based on such restated results, the Committees will recoup the payments in excess of the amount that would have been received had it been determined based on the restated amounts.
Tax Deductibility and Accounting Implications
As a general matter, the Compensation Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation Committee also examines the accounting cost associated with the grants.
Summary Compensation Table
The following table provides summary information concerning compensation paid, granted or accrued by us to or on behalf of our NEOs for services rendered for the years indicated.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Dale Asplund President and CEO	2025	950,000	—	4,000,007	1,383,200	—	48,856	6,382,062
	2024	950,000	500,000	13,050,594	1,235,000	—	39,738	15,775,332
Brett Urban Executive Vice President, CFO	2025	550,000	62,500	1,100,004	523,600	—	20,939	2,257,044
	2024	525,000	62,500	999,994	446,250	—	19,755	2,053,498
	2023	450,000	—	999,982	391,500	—	18,917	1,860,399
Jonathan Gottsegen Executive Vice President, Chief Legal Officer and Corporate Secretary	2025	553,000	40,000	746,022	464,520	—	30,442	1,833,984
	2024	553,000	40,000	745,992	414,750	—	32,105	1,785,847
	2023	553,000	—	1,420,988	481,110	—	41,943	2,497,041
Amanda Orders Executive Vice President, CHRO	2025	450,000	62,500	650,014	428,400	—	22,091	1,613,005
	2024	450,000	62,500	599,990	382,500	—	20,571	1,515,562
	2023	425,000	—	1,554,975	369,750	—	18,229	2,367,954
Michael Dozier Executive Vice President, Chief Commercial Officer	2025	425,000	40,000	550,020	404,600	—	19,900	1,439,519
	2024	425,000	40,000	509,990	361,250	—	18,507	1,354,747

(1)
Positions are those held as of September 30, 2025. Mr. Asplund and Mr. Dozier were not NEOs for Fiscal 2023.

(2)
Amount reflects payment of sign-on cash bonus made in October 2023 to Mr. Asplund pursuant to his employment agreement. Amount also reflects the cash portion of retention awards granted to Mr. Urban, Mr. Gottsegen, Ms. Orders, and Mr. Dozier on June 1, 2023 that fully vested on December 1,

2024. Mr. Urban’s and Ms. Orders’ retention award is provided 25% as a cash award opportunity and 75% as an award of RSUs, with the number of underlying shares determined based on the closing price of the Company’s Common Stock on June 1, 2023. Mr. Gottsegen’s and Mr. Dozier’s retention award is provided 32% as a cash award opportunity and 68% as an award of RSUs. The aggregate amounts of the retention awards were as follows: Mr. Urban, $500,000; Mr. Gottsegen, $250,000; Ms. Orders, $500,000; and Mr. Dozier, $250,000.
(3)
Amounts reported in this column reflect the aggregate grant date fair value of RSUs and PRSUs granted to our NEOs in the year indicated, calculated in accordance with FASB ASC Topic 718 (“ASC 718”), using the assumptions discussed in Note 13 “Equity Based Compensation” to our audited consolidated financial statements contained in our 2025 Annual Report. As described further under “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards” for the PRSUs granted in Fiscal 2025, 50% are based on Three-Year Average EBITDA Margin and 50% are based on Land Organic Revenue CAGR for the three-year performance period. The grant date fair value of the PRSUs were computed in accordance with ASC 718 based upon target performance as the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the PRSUs that are earned would have been 4,000,007 for Mr. Asplund, $1,100,004 for Mr. Urban, $746,022 for Mr. Gottsegen, $650,014 for Ms. Orders, and $550,020 for Mr. Dozier. See the Grants of Plan-Based Awards Table for information on RSUs and PRSUs granted in Fiscal 2025. The actual amounts that our NEOs will be able to realize from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price, the vesting terms of the award and the applicable NEO’s continued employment.

(4)
The amounts in this column consist of annual bonus payments earned by each of our NEOs based on Company performance for the year indicated. For a description of the terms of the Fiscal 2025 bonus plan, see “Compensation Discussion and Analysis — Executive Compensation Program Elements — Annual Bonus Opportunities — Fiscal 2025 Annual Bonus Plan.”

(5)
All Other Compensation for Fiscal 2025 reflects the following:

(a)
as to all NEOs, matching contributions under the Company’s 401(k) plan in the following amounts: Mr. Asplund, $10,712; Mr. Urban, $14,000; Mr. Gottsegen, $13,800; Ms. Orders, $13,800; and Mr. Dozier, $9,950;

(b)
as to Mr. Gottsegen, Company paid expenses of approximately $5,824 for travel to and from the Company’s headquarters in accordance with his employment agreement; and

(c)
as to all NEOs, payments of premiums under the executive health and disability and life insurance plans in the following aggregate amounts: Mr. Asplund, $38,144; Mr. Urban, $6,939; Mr. Gottsegen, $10,817; Ms. Orders, $8,291; and Mr. Dozier, $9,950.

Grants of Plan-Based Awards in Fiscal 2025
	Award Type	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dale Asplund President and CEO	Time-vesting RSUs(5)	12/2/2024	11/4/2024	—	—	—	—	—	—	115,407	2,000,003
	PRSUs(6)	12/2/2024	11/4/2024	—	—	—	57,704	115,407	230,814	—	2,000,003
	2025 Bonus			617,500	1,235,000	2,470,000	—	—	—	—	—
Brett Urban EVP, CFO	Time-vesting RSUs(5)	12/2/2024	11/4/2024	—	—	—	—	—	—	31,737	550,002
	PRSUs(6)	12/2/2024	11/4/2024	—	—	—	15,869	31,737	63,474	—	550,002
	2025 Bonus			233,750	467,500	935,000	—	—	—	—	—
Jonathan Gottsegen EVP, CLO and Corporate Secretary	Time-vesting RSUs(5)	12/2/2024	11/4/2024	—	—	—	—	—	—	21,524	373,011
	PRSUs(6)	12/2/2024	11/4/2024	—	—	—	10,762	21,524	43,048	—	373,011
	2025 Bonus			207,375	414,750	829,500	—	—	—		—

	Award Type	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amanda Orders EVP, CHRO	Time-vesting RSUs(5)	12/2/2024	11/4/2024	—	—	—	—	—	—	18,754	325,007
	PRSUs(6)	12/2/2024	11/4/2024	—	—	—	9,377	18,754	37,508	—	325,007
	2025 Bonus			191,250	382,500	765,000	—	—	—		—
Michael Dozier EVP, Chief Commercial Officer	Time-vesting RSUs(5)	12/2/2024	11/4/2024	—	—	—	—	—	—	15,869	275,010
	PRSUs(6)	12/2/2024	11/4/2024	—	—	—	7,935	15,869	31,738		275,010
	2025 Bonus			180,625	361,250	722,500	—	—	—	—	—

(1)
See “Compensation Discussion and Analysis — Executive Compensation Program Elements — Annual Bonus Opportunities — 2025 Annual Bonus Plan” above for a description of our Fiscal 2025 performance-based bonus plan. Amounts reported in the “Threshold” column assume threshold performance for the Adjusted EBITDA component and 50% payout for Strategic Goals component.

(2)
Reflects PRSUs granted in Fiscal 2025. As described further under “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards” for the PRSUs granted in Fiscal 2025, 50% are based on Three-Year Average EBITDA Margin and 50% are based on Land Organic Revenue CAGR for the three-year performance period of Fiscal 2025 to Fiscal 2027.

(3)
Reflects the time-vesting RSUs granted in Fiscal 2025. See “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards” for further information on the RSUs granted in Fiscal 2025.

(4)
Represents the grant date fair value of the RSUs and PRSUs granted in Fiscal 2025. The assumptions applied in determining the fair value of the awards are discussed in Note 13 “Equity-Based Compensation” to our audited consolidated financial statements included in the 2024 Annual Report.

(5)
Reflects the annual time-vesting RSUs granted in Fiscal 2025 to the NEO. See “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards — Fiscal 2025 Annual Grants” for further information on the annual RSU awards.

(6)
Reflects the annual PRSUs granted in Fiscal 2025 to the NEO. See “Compensation Discussion and Analysis — Executive Compensation Program Elements — Long-Term Equity Incentive Awards — Fiscal 2025 Annual Grants” for further information on the annual PRSU awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our NEOs typically entered into an employment agreement with BrightView Landscapes, LLC providing for “at-will” employment and outlining the terms of employment. Each of these agreements sets forth standard terms summarizing annual base salary, bonus and benefits. These employment agreements are described below. In addition to the below, each NEO is also eligible for severance benefits pursuant to his or her employment agreement, subject to his or her execution of a release of claims and compliance with certain restrictive covenants, in the event his or her employment is terminated upon the occurrence of certain events as discussed in “Potential Payments to Named Executive Officers Upon Termination or Change of Control.”
Dale Asplund.   Mr. Asplund’s employment agreement became effective on October 1, 2023 provides for his employment as our President and CEO, reporting to our Board. Mr. Asplund is entitled to receive:
•
an annual base salary of $950,000, subject to review by our Compensation Committee for increase from time to time;

•
an annual bonus award target at 130% of his base salary, with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan;

•
a grant of RSUs and PRSUs under the Company’s Omnibus Incentive Plan with an aggregate target grant date value of not less than $4,000,000;

•
a cash sign-on bonus in the amount of $500,000 (subject to a potential repayment obligation that no longer applies); and

•
a grant of the following equity awards under the Inducement Plan as an inducement in connection with his appointment as President and CEO:

•
a grant of 250,000 RSUs, vesting in equal installments on the first four anniversaries of October 1, 2023;

•
a grant of 667,820 RSUs to match the Mr. Asplund’s acquisition of 667,820 shares of our common stock following the announcement of his appointment as President and CEO, vesting in equal installments on the first four anniversaries of October 1, 2023; and

•
a grant of 250,000 PRSUs, vesting at the end of Fiscal 2026 based on the same performance goals as the Fiscal 2024 annual PRSU awards.

Brett Urban.   Mr. Urban’s employment agreement provides for his employment as our CFO, reporting to our CEO. Mr. Urban is entitled to receive:
•
an annual base salary of $550,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award target at 75% of his base salary (increased to 85% commencing with Fiscal 2024), with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Jonathan Gottsegen.   Mr. Gottsegen’s employment agreement provides for his employment as our Chief Legal Officer and Corporate Secretary, reporting to our CEO. Mr. Gottsegen is entitled to receive:
•
an annual base salary of $553,000, subject to review by our Compensation Committee for increase from time to time;

•
an annual bonus award targeted at 60% of his base salary (increased to 75% commencing with Fiscal 2023), with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan; and

•
Company paid expenses for travel to and from our headquarters.

Amanda Orders.   Ms. Order’s employment agreement provides for her employment as our Chief Human Resources Officer, reporting to our CEO. Ms. Orders is entitled to receive:
•
an annual base salary of $450,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award targeted at 60% of her base salary (increased to 85% commencing with Fiscal 2024), with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Michael Dozier.   Mr. Dozier’s employment agreement provides for his employment as our Chief Commercial Officer, reporting to our CEO. Mr. Dozier is entitled to receive:
•
an annual base salary of $425,000, subject to review by our Compensation Committee for increase from time to time; and

•
an annual bonus award targeted at 60% of his base salary (currently 85% for Fiscal 2024), with the actual payout determined based on the achievement of applicable performance goals under our annual bonus plan.

Terms of Equity Awards
Pre-IPO Class B Units and Converted Restricted Stock
Prior to our IPO, long-term equity incentive awards were granted to our NEOs in the form of Class B Units, which were 50% time-vesting and 50% performance-vesting. In connection with the IPO, all outstanding unvested Class B Units, including those held by certain of our NEOs, were converted into shares of restricted stock granted under our 2018 Omnibus Incentive Plan on the basis of an exchange ratio that took into account the number of unvested Class B Units held, the applicable threshold value applicable to such Class B Units and the value of the distributions that the holder would have been entitled to receive had BrightView Parent L.P., an affiliate of KKR which was dissolved in August 2018 following the IPO, been liquidated on the date of such conversion in accordance with the terms of the distribution “waterfall” set forth in the Parent Limited Partnership Agreement. Vested Class B Units were similarly converted into shares of our Common Stock.
The converted unvested shares of restricted stock continue to vest in accordance with the same vesting schedule applicable to the Class B Units from which such shares were converted.
Assuming a NEO remains employed on each applicable vesting date, the converted time-vesting restricted stock is generally scheduled to vest in equal installments on each of the first five anniversaries of the grant date (with the exception that restricted stock converted from Class B Units granted on or after October 19, 2015 but prior to March 1, 2016 to employees, including our NEOs, who were already Class B unitholders contained vesting schedules that tracked the original vesting schedules of the first grant of Class B Units made to such Class B unitholders).
The converted performance-vesting restricted stock was generally scheduled to vest based on annual Adjusted EBITDA performance goals through Fiscal 2022. The goals were not achieved. However, those awards remain eligible to vest proportionately as and when KKR sells shares of our Common Stock if KKR realizes both a 25% internal rate of return (“IRR”) and a 2.5 times multiple of invested capital (“MOIC”) in connection with such sales, assuming continued employment by the NEO through the applicable transaction date.
Top-Up Options
As discussed above under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards — Vesting of Restricted Stock and Options Based on Fiscal 2025 Performance”, upon the effectiveness of the IPO, we were required under the terms of the Parent Limited Partnership Agreement to grant to each holder of Class B Units, including each of our NEOs other than Mr. Asplund, Top Up Options. This option grant was intended to restore to the Class B unitholders the same leverage, or amount of equity at work, that each such Class B unitholder had with respect to their vested and unvested Class B Units prior to their conversion into shares of our Common Stock (for example, if 100 Class B Units converted into 40 shares of Common Stock, the option grant was to acquire 60 shares of our Common Stock). The Top Up Options were granted pursuant to our 2018 Omnibus Incentive Plan, have a per share exercise price equal to the IPO price of $22.00 per share, have the same vesting terms and conditions as the Class B Units to which they correspond (i.e., 50% time-vesting and 50% performance-vesting), and were vested or unvested in the same proportion as the corresponding grant of Class B Units was vested and unvested immediately prior to the IPO (for example, if the time-vesting portion of a grant of Class B Units was 40% vested immediately prior to the IPO, then the one-half of the option grant that was subject to time-based vesting was also 40% vested).
Fiscal 2025 Equity Awards
In December 2024, the Compensation Committee granted RSUs and PRSUs to each of our NEOs as the long-term incentive compensation component of the Fiscal 2025 compensation opportunity. The RSUs vest 25% on each of the first four anniversaries of the grant date. The PRSUs vest at the end of Fiscal 2027 based 50% on the performance of Three-Year Average EBITDA Margin and 50% on the performance of Land Organic Revenue CAGR over the three-year performance period. See “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards — Fiscal 2025 Annual Grants” for more details.
See “Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control” for additional detail on the treatment of equity awards upon termination of employment or a change in control.

Outstanding Equity Awards at Fiscal 2025 End
	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, units or Other Rights That Have Not Vested ($)(2)(3)
Dale Asplund	10/1/23(12)	—	—	—	—	—	500,865	6,711,591	—	—
	10/1/23(12)	—	—	—	—	—	187,500	2,512,500	—	—
	10/1/23(13)	—	—	—	—	—	—	—	250,000	3,350,000
	11/17/23(14)	—	—	—	—	—	208,333	2,791,662	—	—
	11/17/23(13)	—	—	—	—	—	—	—	277,777	3,722,212
	12/2/24(15)	—	—	—	—	—	115,407	1,546,454	—	—
	12/2/24(16)	—	—	—	—	—	—	—	115,407	1,546,454
Brett Urban	6/27/18(4)	29,477	—	13,870	22.00	6/27/28	—	—	5,007	67,094
	6/27/18(5)	10,691	—	—	22.00	6/27/28	—	—	—	—
	11/28/18(6)	9,000	—	—	13.49	11/28/28	—	—	—	—
	11/22/19(7)	9,728	—	—	16.89	11/22/29	—	—	—	—
	11/19/20(8)	11,381	—	—	13.78	11/19/30	—	—	—	—
	11/18/21(9)	9,062	3,021	—	15.04	11/18/31	1,375	18,425	—	—
	11/18/22(11)	—	—	—	—	—	17,045	228,403	—	—
	11/17/23(12)	—	—	—	—	—	52,083	697,912	—	—
	11/17/23(13)	—	—	—	—	—	—	—	69,444	930,550
	12/2/24(14)	—	—	—	—	—	31,737	425,276	—	—
	12/2/24(15)				—	—	—	—	31,737	425,276
Jonathan Gottsegen	6/27/18(4)	137,433	—	64,674	22.00	6/27/28	—	—	—	—
	6/27/18(5)	42,764	—	—	22.00	6/27/18	—	—	20,426	273,708
	11/28/18(6)	38,000	—	—	13.49	11/28/28	—	—	—	—
	11/22/19(7)	47,338	—	—	16.89	11/22/29	—	—	—	—
	11/19/20(8)	40,975	—	—	13.78	11/19/30	—	—	—	—
	11/18/21(9)	40,480	13,627	—	15.04	11/18/31	6,201	83,093	—	—
	11/18/22(11)	—	—	—	—	—	24,933	334,102	—	—
	11/17/23(13)	—	—	—	—	—	38,854	520,644	—	—
	11/17/23(14)	—	—	—	—	—	—	—	51,805	694,187
	12/2/24(15)	—	—	—	—	—	21,524	288,422	—	—
	12/2/24(16)	—	—	—	—	—	—	—	21,524	288,422

	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, units or Other Rights That Have Not Vested ($)(2)(3)
Amanda Orders	6/27/18(4)	25,325	—	7,070	22.00	6/27/28	—	—	3,425	45,895
	6/27/18(5)	6,415	—	—	22.00	6/27/28	—	—	—	—
	11/28/18(6)	8,000	—	—	13.49	11/28/28	—	—	—	—
	11/22/19(7)	21,635	—	—	16.89	11/22/29	—	—	—	—
	11/19/20(8)	24,804	—	—	13.78	11/19/30	—	—	—	—
	11/18/21(9)	24,659	8,220	—	15.04	11/18/31	3,740	50,116	—	—
	11/18/22(10)	—	—	—	—	—	66,844	895,710	—	—
	11/18/22(11)	—	—	—	—	—	20,053	268,710	—	—
	11/17/23(13)	—	—	—	—	—	31,250	418,750	—	—
	11/17/23(14)	—	—	—	—	—	—	—	41,666	558,324
	12/2/24(15)	—	—	—	—	—	18,754	251,304	—	—
	12/2/24(16)	—	—	—	—	—	—	—	18,754	251,304
Michael Dozier	6/27/18(4)	55,954	—	11,458	22.00	6/27/28	—	—	8,625	115,575
	6/27/18(5)	85,529	—	—	22.00	6/27/18	—	—	—	—
	11/28/18(6)	36,630	—	—	13.49	11/28/28	—	—	—	—
	11/22/19(7)	26,787	—	—	16.89	11/22/29	—	—	—	—
	11/19/20(8)	31,891	—	—	13.78	11/19/30	—	—	—	—
	11/18/21(9)	26,961	8,987	—	15.04	11/18/31	4,089	54,793	—	—
	11/18/22(11)	—	—	—	—	—	17,045	228,403	—	—
	11/17/23(13)	—	—	—	—	—	26,562	355,931	—	—
	11/17/23(14)	—	—	—	—	—	—	—	35,416	474,574
	12/2/24(15)	—	—	—	—	—	15,869	212,645	—	—
	12/2/24(16)	—	—	—	—	—	—	—	15,869	212,645

(1)
For stock awards granted prior to the IPO, this represents the original grant date of the Class B Units that were converted to restricted stock awards in connection with the IPO. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards — Pre-IPO Class B Units and Converted Restricted Stock”.

(2)
Amounts reported are based on $13.40, which was the closing price of our Common Stock on September 30, 2025, the last business day of Fiscal 2025.

(3)
Reflects outstanding PRSUs with performance periods ending after September 30, 2025. The awards vest at the end of the applicable performance period subject to performance results and continued service through the end of the performance period, with limited exceptions discussed under “Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control.” Based on performance through the end of Fiscal 2025, the number and market value of the PRSUs are reported in the “Equity Incentive Plan Awards” column above based on assumed target performance. The actual number of shares that will be issued is not yet determinable.

(4)
Amounts set forth in the “Number of Securities Underlying Unexercised Options Not exercisable” column include time-vesting Top-Up Options. All of Mr. Gottsegen’s time-vesting Top-Up Options vested on February 28, 2021. All of Mr. Urban’s and Ms. Orders’ time-vesting Top-Up Options vested on December 12, 2022. Amounts set forth in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” column represent performance-vesting Top-Up Options. The vesting terms of these performance-vesting Top-Up Options are described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Terms of Equity Awards”. The number and market value of the performance-vesting Top-Up Options for these years reported in this column is based on the Company achieving target level of performance, which is the same as the maximum. Mr. Urban, Mr. Gottsegen and Ms. Orders had no performance-vesting Top-Up Options for the Fiscal 2024 performance period.
(5)
Reflects IPO Options, which are time-vesting options that vest as to 25% of the shares subject to such option on each anniversary of the grant date, subject to continued employment on each applicable vesting date.

(6)
Reflects time-vesting options that fully vested on November 28, 2022.

(7)
Reflects time-vesting options that fully vested on November 22, 2023.

(8)
Reflects time-vesting options that fully vested on November 18, 2024.

(9)
Reflects time-vesting options and RSUs granted in Fiscal 2022 that vest 25% on each of the first four anniversaries of the grant date.

(10)
Reflects time-vesting RSUs granted in Fiscal 2023 to Ms. Orders that vested in full on November 18, 2025.

(11)
Reflects time-vesting RSUs granted in Fiscal 2023 that vest 25% on each of the first four anniversaries of the grant date.

(12)
Reflects time-vesting RSUs granted in Fiscal 2024 to Mr. Asplund that vest 25% on each of the first four anniversaries of the grant date.

(13)
Reflects the target number of PRSUs granted in Fiscal 2024 that are eligible to vest in full on September 30, 2026 based on achievement of metrics over a three-year performance period.

(14)
Reflects time-vesting RSUs granted in Fiscal 2024 that vest 25% on each of the first four anniversaries of the grant date.

(15)
Reflects the target number of PRSUs granted in Fiscal 2025 that are eligible to vest in full on September 30, 2027 based on achievement of metrics over a three-year performance period.

(16)
Reflects time-vesting RSUs granted in Fiscal 2025 that vest 25% on each of the first four anniversaries of the grant date.

Option Exercises and Stock Vested in Fiscal 2025
The following table provides information regarding the exercise of stock options during Fiscal 2025 by our NEOs and vesting of stock awards held by our NEOs during Fiscal 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Dale Asplund	—	—	298,899	4,662,402
Brett Urban	—	—	178,905	2,548,004
Jonathan Gottsegen	29,658	72,188	144,972	2,067,980
Amanda Orders	—	—	158,248	2,272,853
Michael Dozier	—	—	103,746	1,488,671

(1)
Represents the number of shares acquired upon exercise of option.

(2)
The value realized on exericse represents the difference between: (a) market value of our Common Stock at the time the applicable option was exercised, and (b) the exercise price of the option.

(3)
Represents time-vested RSUs and PRSUs.

(4)
The value realized on vesting is based on the closing price of our Common Stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Non-Qualified Deferred Compensation — Fiscal 2025
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Dale Asplund	—	—	—	—	—
Brett Urban	—	—	—	—	—
Jonathan Gottsegen	162,922	—	15,707	—	437,847
Amanda Orders	27,000	—	17,562	—	392,650
Michael Dozier	—	—	—	—	—

(1)
These amounts are also reported in the Summary Compensation Table.

(2)
Amounts in this column are not reported as compensation for Fiscal 2025 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.

(3)
Reflects aggregate ESP balance as of September 30, 2025. Of the totals in this column, the following amounts were previously reported in the Summary Compensation Table: Mr. Gottsegen, $242,182; and Ms. Orders, $74,105.

Executive Savings Plan
The NEOs and certain other senior employees are eligible to defer salary or bonus under the Executive Savings Plan (the “ESP”). The ESP is an unfunded, deferred compensation plan that we maintain for a select group of management or highly compensated employees. Amounts deferred under the ESP are eligible to be paid either upon a termination of employment or a specified future date, in each case either in a lump sum or in installments. The ESP is intended to be “unfunded” for purposes of both ERISA and the Code. The ESP is not intended to be a qualified plan under section 401(a) of the Code. Each participating executive’s subaccounts under the ESP will be paid out upon separation from service or on the in-service distribution date elected by the executive at the time the deferral was made, in a lump sum or in monthly, quarterly or annual installments over 2 to 15 years, as elected by the executive at the time of deferral. The Company has adopted a “rabbi” trust, which holds assets that are to be used to fund the payment of benefits under the ESP but remain subject to the claims of our creditors in the event of an insolvency or bankruptcy. A participant’s ESP account is adjusted for notional earnings based on investment elections from the same investment options available under our 401(k) Plan.
Potential Payments to Named Executive Officers Upon Termination of Employment or Change of Control
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and the valuation of the Company at that time. There can be no assurance that a termination or change of control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.
Termination Provisions in Employment Agreements
Qualifying Termination.   Pursuant to the terms of each of the employment agreements for each NEO, if the NEO’s employment is terminated by us without cause or the NEO resigns with good reason, the NEO will be entitled to:
•
a severance payment equal to the NEO’s then-current annual base salary, paid in periodic installments over a period of 12 months;

•
a pro-rated annual bonus in respect of the fiscal year in which his termination occurs based on actual performance;

•
continuation of COBRA coverage at active employee rates (with the Company paying the remainder of the premium) for up to 18 months following termination; and

•
outplacement services for 12 months following termination in an amount not to exceed $7,500.

Additionally, if a NEO’s employment is terminated within the one-year period following a change of control, he or she will be entitled to an additional severance payment equal to his or her target annual bonus for the year of termination, also paid in periodic installments over a period of 12 months.
Any severance payments or benefits payable to a NEO upon a termination of employment described above are subject to the NEO executing a general release of claims and continuing to comply with certain restrictive covenants, described below.
Under the employment agreements, “cause” generally means dishonesty, misconduct, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds, gross neglect of his or her duties, or violation of the NEO’s restrictive covenants under the employment agreement.
Under the employment agreements, “good reason” generally means, without the NEO’s prior written consent: (i) a material reduction in base salary or target annual bonus opportunity; (ii) a material reduction of duties and responsibilities; or (iii) a relocation of the NEO’s principal office to a location more than 50 miles away. To be considered a resignation from employment for good reason, the NEO must provide written notice of termination within 60 days of the occurrence of such conditions giving rise to good reason and the Company must fail to cure the grounds that constitute good reason.
Termination Due to Death/Disability.   In the event of termination of employment due to death, a NEO’s estate is entitled to receive continued base salary payments through the end of the month in which such termination occurs. Upon termination due to death or disability, a NEO (or his or her estate) is also entitled to a prorated bonus if he or she is employed for at least 180 days during the fiscal year.
Restrictive Covenants.   Each NEO’s employment agreement contains: (i) perpetual confidentiality covenants that protect proprietary information, developments and other intellectual property and confidential information and materials of the Company and its affiliates, (ii) a non-competition covenant that prohibits the NEO from engaging in any capacity in business activities that are competitive with the business activities of the Company or its affiliates during employment and for the one year period after termination of employment for any reason, (iii) a non-solicitation covenant that prohibits the NEO from soliciting our customers during employment and for the one year period following termination for any reason, (iv) a non-solicitation covenant that prohibits the NEO from soliciting any of our employees during employment and for the one year period after termination of employment for any reason, and (v) a non-disparagement covenant that prohibits the NEOs from disparaging the Company and our senior officers and directors from disparaging the NEO.
Treatment of Equity Awards
Treatment of equity awards upon termination of employment or a change in control for the NEOs depends on when the awards were granted and the form of award. Before Fiscal 2023, awards included automatic single trigger vesting upon a change in control. Starting in Fiscal 2023, we changed our design to vest upon a change in control only if awards are not assumed or replaced in the transaction. If awards are assumed or replaced in the transaction, vesting occurs in case of a termination without cause or with good reason within 24 months after the change in control, commonly referred to as “double-trigger vesting.” The following charts summarize the termination and change in control treatment for outstanding awards for the NEOs:

Awards Granted Before Fiscal 2023:
Event	RSU/RS (Time)	Stock Options	RSU/RS and Stock Options Performance (Pre-IPO)
Death	Accelerate vesting of the next tranche	Forfeit 365 days to exercise vested options	Forfeit
Disability
Retirement	Forfeit	Forfeit 90 days to exercise vested options
Resignation (not Retirement)
Involuntary (without Cause)
Involuntary (with Cause)		Forfeit all (vested and unvested)
Change in Control	Accelerate all vesting	Accelerate all vesting	Could accelerate if IRR/MOIC requirements are met per Accounting calculation
Awards Granted in Fiscal 2023 and Later:
Event	RSU (Annual)	RSU (Retention)	PRSU
Death Disability	Accelerate vesting of the next tranche	Accelerate vesting on the next tranche	Pro-rate based on days worked during the performance period Vest at end of performance period to the extent that the performance metrics are met
Retirement	Continued vesting per schedule, subject to conditions*	Forfeit
Resignation (not Retirement) Involuntary (without Cause) Involuntary (with Cause)	Forfeit		Forfeit
Change in Control	Award is not assumed/replaced: Accelerate all vesting upon CIC Award is assumed/replaced: Accelerate vesting for termination without Cause or with Good Reason within 24 months after the CIC	Award is not assumed/replaced: Accelerate all vesting upon CIC Award is assumed/replaced: Accelerate vesting for termination without Cause or with Good Reason within 24 months after the CIC
Award is not assumed/replaced: Accelerate all vesting upon CIC
Award is assumed/replaced: Accelerate vesting for termination without Cause or with Good Reason within 24 months after the CIC
In either case, vesting based on greater of target or actual performance measured through CIC

*
For awards granted before Fiscal 2025, retirement means termination of employment (other than for death, disability or cause) after age 60 with combined age and years of service equal to at least 65,

provided that the executive (i) provides the Company with at least six months’ advance written notice of retirement and remains in service with the Company in good standing for those six months, (ii) complies with all applicable post-employment covenants, and (iii) if requested by the Company, provides the Company with a release of claims. As of the end of the last fiscal year, none of the NEOs met the age and service requirement for retirement. For awards granted starting in Fiscal 2025, the retirement definition was changed to be at least age 60 with at least five years of service and requiring at least 12 months’ advance written notice of retirement.
Termination Provisions in the Annual Bonus Plan
Under the annual bonus plan, a NEO is entitled to a prorated bonus if he or she is employed for at least 180 days during the fiscal year and the termination was due to death or disability or the NEO’s retirement (which is defined as termination for any reason other than for cause after the age of 65).
Potential Payments Upon Termination or Change of Control
The information below describes and estimates certain compensation that would become payable under plans and arrangements if each NEO’s employment had terminated on September 30, 2025, the last business day of Fiscal 2025, given the NEO’s compensation as of, and based on the terms of such NEO’s employment agreement and arrangements in effect on, such date. A description of the provisions governing such payments under our agreements and any material conditions or obligations applicable to the receipt of payments are described above.
The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs.
Amounts of Potential Payments Upon Termination or Change of Control
Event	Cash Severance ($)(1)	Continuation of Group Health Coverage ($)(2)	Outplacement Services ($)(3)	Value of Equity Acceleration ($)(4)	Total ($)
Dale Asplund
Death or Disability	1,385,803	—	—	9,622,151	11,007,954
Involuntary Termination without Cause or with Good Reason	2,333,200	14,788	7,500	—	2,355,488
Retirement	—	—	—	—	—
Voluntary termination (not Retirement or Good Reason) or Involuntary Termination for Cause	—	—	—	—	—
Change of Control	3,568,200	14,788	7,500	22,180,873	25,771,361
Brett Urban
Death or Disability	525,107	—	—	1,233,698	1,758,805
Involuntary Termination without Cause or with Good Reason	1,048,600	24,151	7,500	—	1,080,251
Retirement	—	—	—	—	—
Voluntary termination (not Retirement or Good Reason) or Involuntary Termination for Cause	—	—	—	—	—
Change of Control	1,516,100	24,151	7,500	2,725,841	4,273,593

Event	Cash Severance ($)(1)	Continuation of Group Health Coverage ($)(2)	Outplacement Services ($)(3)	Value of Equity Acceleration ($)(4)	Total ($)
Jonathan Gottsegen
Death or Disability	466,035	—	—	1,054,727	1,520,762
Involuntary Termination without Cause or with Good Reason	1,017,520	19,430	7,500	—	1,044,450
Retirement	—	—	—	—	—
Voluntary termination (not Retirement or Good Reason) or Involuntary Termination for Cause	—	—	—	—	—
Change of Control	1,432,270	19,430	7,500	2,208,950	3,668,150
Amanda Orders
Death or Disability	429,633	—	—	1,738,583	2,168,216
Involuntary Termination without Cause or with Good Reason	878,400	18,204	7,500	—	904,104
Retirement	—	—	—	—	—
Voluntary termination (not Retirement or Good Reason) or Involuntary Termination for Cause	—	—	—	—	—
Change of Control	1,260,900	18,204	7,500	2,694,217	3,980,821
Michael Dozier
Death or Disability	405,764	—	—	728,062	1,133,827
Involuntary Termination without Cause or with Good Reason	829,600	18,176	7,500	—	855,276
Retirement	—	—	—	—	—
Voluntary termination (not Retirement or Good Reason) or Involuntary Termination for Cause	—	—	—	—	—
Change of Control	1,190,850	18,176	7,500	1,538,990	2,755,516

(1)
Includes cash severance payable under the NEO’s employment agreement described above plus any prorated annual cash bonus under the annual bonus plan in case of death, disability or retirement (assuming service for at least six months). For the “Change of Control” row, the amount reported assumes the NEO’s employment was terminated without Cause or with Good Reason within one year after the applicable change of control under the applicable NEO’s employment agreement. For additional information regarding our employment agreements, see “Summary Compensation Table — Employment Agreements and Separation Agreement” above.

(2)
Amounts in this column reflect the cost of providing continued COBRA coverage at active employee rates for 18 months following termination. For the “Change of Control” row, the amount reported assumes the NEO’s employment was terminated without Cause or with Good Reason within one year after the applicable change of control under the applicable NEO’s employment agreement.

(3)
For the “Change of Control” row, the amount reported assumes the NEO’s employment was terminated without Cause or with Good Reason within one year after the applicable change of control under the applicable NEO’s employment agreement.

(4)
The amounts in this column are based on the accelerated or continued vesting provided by the applicable awards summarized in the tables above under “Treatment of Equity Awards.” The amounts reported are based on $13.40, the closing price of our Common Stock on September 30, 2025, the last business day before the end of our fiscal year, and for stock options represents the extent to which that closing price exceeds the applicable exercise price. For PRSUs, the amount assumes target performance. In addition, upon the occurrence of a change of control, performance-vesting equity awards are eligible to vest if KKR realizes both a 25% IRR and a 2.5 times MOIC in connection with such change of control. The amount reported in the table assumes that KKR does not achieve the required IRR and MOIC. For the “Change of Control” row, the amount reported assumes that a change of control occurred on September 30, 2025, and for the awards made after Fiscal 2022, that a termination of employment without Cause or with Good Reason occurred at the same time. For “Involuntary Termination without Cause or with Good Reason,” vesting applies only for termination without cause and not for good reason.
Pay Ratio Disclosure
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee (other than our CEO) and the annual total compensation of Dale Asplund, our President and CEO.
For Fiscal 2025:
•
the annual total compensation of our median employee (other than our CEO) was $50,348; and

•
the aggregate annual total compensation of our CEOs was $6,382,062.

Based on this information, for Fiscal 2025 the ratio of the aggregate annual total compensation of our CEOs to the annual total compensation of our median employee (other than our CEO) was approximately 126.8 to 1.
Pay Ratio Methodology
As permitted by SEC rules, we used an employee that was substantially similar to the same median employee identified for Fiscal 2023, as last determined on August 31, 2022 (the “determination date”) because there were no significant changes to our workforce or pay and incentive eligibility for Fiscal 2025. The following briefly describes the steps we took to identify the annual total compensation of our median employee as of the determination date:
•
We determined that, as of the determination date, our employee population consisted of approximately 21,000 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date (other than our CEO), except that we excluded individuals who first became our employees during the fiscal year as a result of the following business acquisitions: (i) Performance Landscape (closed in January 2022, 100 employees); (ii) Intermountain Planting (closed in February 2022, 300 employees); (iii) TDE Canada (closed in March 2022, 20 employees); (iv) SGS Hawaii Landscape (closed in July 2022, 112 employees); and (v) Syringa Landscape (closed in August 2022, 30 employees).

•
To identify the “median employee” from our employee population, we used the amount of total cash compensation for the identified employees as reflected in our payroll records for Fiscal 2022 through the determination date. For total cash compensation, we used base pay, overtime, commissions, special bonuses, and the annual performance bonus payouts. We annualized compensation for any new hires during the year. We did not use any statistical sampling techniques.

For purposes of determining the pay ratio for Fiscal 2025, the following applied:
•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for Fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K under the Securities Act, resulting in annual total compensation of $50,348.

•
For the aggregate annual total compensation of our CEOs, we used the amount reported in the “Total” column for Fiscal 2025 in the Summary Compensation Table included in this Proxy Statement. This amount includes, among other items, incentive compensation received in Fiscal 2025, the grant date fair value, calculated in accordance with ASC 718, of stock awards granted during Fiscal 2025, and company contributions to the 401(k) plan for Fiscal 2025 and any other perquisites.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different workforce structure from ours, are likely not comparable to our CEO pay ratio. This information is being provided for compliance purposes. Neither our Compensation Committee nor management used the pay ratio measure in making compensation decisions.
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. You should refer to our Compensation Discussion & Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.
Year	Summary Compensation Table Total for Masterman(1)	Compensation Actually Paid to Masterman(1)(2)(3)	Summary Compensation Table Total for Abrahamson(1)	Compensation Actually Paid to Abrahamson(1)(2)(3)	Summary Compensation Table Total for Asplund(1)	Compensation Actually Paid to Asplund(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted EBITDA(5)
									Brightview Holdings	Russell 2500 Waste & Disposal Services Index
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
2025	N/A	N/A	N/A	N/A	$6,382,062	$2,099,423	$1,785,888	$876,577	$118	$181	$56.0	$352.3
2024	N/A	N/A	N/A	N/A	$15,775,332	$29,850,645	$1,677,414	$4,235,013	$138	$186	$66.4	$324.7
2023	$8,277,298	$1,651,199	$2,285,626	$2,571,770	N/A	N/A	$2,123,312	$2,147,239	$68	$138	$(7.7)	$298.7
2022	$10,448,714	$911,290	N/A	N/A	N/A	N/A	$1,660,106	$822,720	$70	$114	$14	$287.9
2021	$5,713,386	$7,983,131	N/A	N/A	N/A	N/A	$1,837,526	$2,317,050	$129	$141	$46.3	$302.3

(1)
Mr. Masterman served as President and CEO through May 31, 2023, at which time his employment with the Company ended. The Board appointed Mr. Abrahamson to serve as interim President and CEO, effective as of June 1, 2023 through September 30, 2023. Mr. Asplund was appointed as President and CEO effective October 1, 2023.

(2)
Deductions from, and additions to, total compensation in the Summary Compensation Table in Fiscal 2025 to calculate Compensation Actually Paid consist of:

	2025
	Dale Asplund	Average Non-CEO NEOs
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,000,007)	$(761,515)
Year-end fair value of unvested awards granted in the current year	$3,092,908	$588,823
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(3,333,272)	$(301,893)
Fair values at vest date for awards granted and vested in current year	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(42,268)	$(434,725)
Forfeitures during current year equal to prior year-end fair value	$0	$0

	2025
	Dale Asplund	Average Non-CEO NEOs
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0
Total Adjustments for Equity Awards	$(4,282,639)	$(909,311)
Compensation Actually Paid (as calculated)	$2,099,423	$876,577

(3)
Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.

(4)
Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by fiscal year:

2025:   Brett Urban, Jonathan Gottsegen, Amanda Orders, Michael Dozier
2024:   Brett Urban, Jonathan Gottsegen, Amanda Orders, Michael Dozier
2023:   Brett Urban, Jonathan Gottsegen, Amanda Orders, Jamie Gollotto
2022:   John Feenan, Jonathan Gottsegen, Amanda Orders, Tom Donnelly
2021:   John Feenan, Jonathan Gottsegen, Tom Donnelly, Jeff Herold
(5)
See “Non-GAAP Financial Measures” at page 42 of the 2025 Annual Report for the reconciliation of net income to Adjusted EBITDA.

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in Fiscal 2025 to our performance were:
•
Adjusted EBITDA

•
EBITDA Margin

•
Organic Revenue Growth

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•
the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•
the Company’s Net Income; and

•
the Company Selected Measure, which for BV is Adjusted EBITDA.

CAP vs. BV TSR / BV TSR vs. Peer Group TSR
CAP vs. BV TSR / BV TSR vs. Peer Group TSR

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
CAP (In Thousands)
$200
$175
$150
$125
$100
$75
$50
TSR
2020
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
Brightview TSR
Peer Group TSR

CAP and Company Net Income
CEO and Average Non-CEO NEO CAP vs. Net Income

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
CAP (In Thousands)
$70
$60
$50
$40
$30
$20
$10
$-
$(10)
$(20)
Net Income (In Millions)
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
Net Income ($Mil.)

CAP and Adjusted EBITDA
CEO and Average Non-CEO NEO CAP vs. Adjusted EBITDA

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
CAP (In Thousands)
$360
$350
$340
$330
$320
$310
$300
$290
$280
Adjusted EBITDA (In Millions)
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
Adjusted EBITDA

Description of Director Compensation
Mr. Raether, a non-employee director nominated by our Sponsor, and Messrs. Barker and Goldman, non-employee directors nominated by the Investors, received no compensation for their services on the Board in Fiscal 2025.
Each of our non-employee directors not associated with our Sponsor or the Investors (the “Non-Employee Directors”) is entitled to an annual cash retainer of $85,000, payable quarterly in arrears. If the Chair of each committee is a Non-Employee Director, the Chair of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of $25,000, $20,000 and $15,000, respectively, payable quarterly in arrears. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of $10,000, $8,500 and $7,500, respectively. Each of our Non-Employee Directors have the option of electing to receive 0%, 50% or 100% of their cash compensation in the form of fully-vested Common Stock.
In addition, our Non-Employee Directors are eligible to receive an annual grant of RSUs having a grant date fair market value equal to $160,000, which is based on the average closing price of our Common Stock over the 30 calendar day period ending on the last business day before the grant date and vest 100% on the first to occur of the business day immediately preceding our next annual meeting of stockholders or a change in control of the Company. Upon a termination of service for any reason prior to a vesting date, any unvested restricted stock units will be forfeited.
The Compensation Committee increased annual cash retainer and grant amounts from Fiscal 2024 levels, based on review of market data and other information by Pearl Meyer. The annual equity grant was increased by $40,000, and certain cash retainers were modestly increased, in each case effective on April 1, 2025.
Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for travel and lodging expenses associated with attendance at Board or committee meetings.

Non-Employee Director Stock Ownership Guidelines
Our Non-Employee Directors are required to hold equity ownership in the Company equal to 5x the director’s annual cash retainer. Non-Employee Directors are expected to comply with the ownership guidelines within five years of the later of (a) March 13, 2019 or (b) the director’s appointment to the Board. Once the ownership level is attained, the Non-Employee Director must retain 30% of net shares granted to him or her until retirement from Board service.
The table below sets forth information regarding Non-Employee Director compensation for Fiscal 2025.
Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)	All other Compensation ($)(3)	Total ($)
James R. Abrahamson	104,375	160,000	53,095	317,470
Jane Okun Bomba	105,000	160,000	—	265,000
William Cornog	85,000	160,000	—	245,000
Frank Lopez	100,500	160,000	—	260,500
Paul E. Raether(4)	—	—	—	—
Richard Roedel(5)	25,000	—	—	25,000
Mara Swan	100,000	160,000	—	260,000
Kurt Barker(6)	—	—	—	—
Josh Goldman(6)	—	—	—	—

(1)
Non-Employee Directors can elect to take all or a portion of their cash retainer in cash or Common Stock. Messrs. Cornog and Lopez and Mmes. Okun Bomba and Swan each received all or a portion of their fees in stock.

(2)
Amounts included in this column reflect the aggregate grant date fair value of RSUs granted in Fiscal 2025, calculated in accordance with ASC 718. The assumptions used in the valuation are discussed in Note 13, “Equity-Based Compensation” to our audited consolidated financial statements contained in our 2024 Annual Report. As of September 30, 2025, each of our Non-Employee Directors had 10,894 unvested RSUs outstanding.

(3)
For Mr. Abrahamson, represents (i) $31,857 in aggregate incremental cost to the company for a trip in recognition of his longtime service on our Board and for serving as our Interim CEO during Fiscal 2023, and (ii) $21,238 to cover the taxes for Mr. Abrahamson on the related imputed income.

(4)
Received no compensation as he is associated with our Sponsor.

(5)
Mr. Roedel retired from the Company as of January 1, 2025. Amounts included in this row reflect one quarter of fees and vesting of stock awards.

(6)
Received no compensation as he is associated with the Investors.

OWNERSHIP OF SECURITIES
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Common Stock as of December 31, 2025 by: (1) each person known to us to beneficially own more than 5% of our Common Stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.
Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person.
As of December 31, 2025, there were 94,491,213 shares of our Common Stock outstanding and 500,000 shares of our Series A Preferred Stock outstanding. For each applicable beneficial owner, percent ownership has been computed based on a total of 148,732,963 shares, consisting of 94,491,213 shares of our Common Stock outstanding as of December 31, 2025 and 54,241,750 shares of Common Stock which would be received by the Investors upon conversion of their Series A Preferred Stock as of such date.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Investment funds affiliated with KKR(2)	21,533,123	14.5%
Investment funds affiliated with One Rock(3)	54,241,750	36.5%
Directors and named Executive Officers:
Dale A. Asplund	1,299,199	*
Brett Urban	308,799	*
Amanda Orders	407,083	*
Michael Dozier	597,315	*
Jonathan M. Gottsegen	677,670	*
James R. Abrahamson	382,353	*
Kurt Barker	40,000	*
Jane Okun Bomba	120,817	*
William Cornog(4)	96,531	*
Josh Goldman	—	*
Frank Lopez	83,300	*
Paul E. Raether(5)	—	*
Mara Swan	118,004	*
All directors and executive officers as a group (13 persons)	4,131,071	2.8%

*
Less than one percent.

(1)
The number of shares reported includes shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after December 31, 2025 and is as follows: Mr. Asplund, 0 shares; Mr. Urban, 81,246 shares; Ms. Orders, 117,467 shares; Mr. Dozier, 272,739 shares Mr. Gottsegen, 360,617 shares; Mr. Abrahamson, 0 shares; Ms. Okun Bomba, 0 shares; Mr. Cornog, 0 shares; Mr. Lopez, 0 shares; Ms. Swan, 0 shares; and all directors and executive officers as a group, 832,069 shares.

(2)
Represents shares directly owned by KKR BrightView Aggregator L.P. KKR BrightView Aggregator GP LLC, as the general partner of KKR BrightView Aggregator L.P.; KKR North America Fund XI L.P., as the sole member of KKR BrightView Aggregator GP LLC; KKR Associates North America XI L.P., as the general partner of KKR North America Fund XI L.P.; KKR North America XI Limited, as the general partner of KKR Associates North America XI L.P.; KKR Group Partnership L.P., as the sole stockholder of KKR North America XI Limited; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR Group Co. Inc., as the sole stockholder of KKR Group Holdings Corp.; KKR & Co. Inc., as the sole stockholder of KKR Group Co. Inc.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares directly owned by KKR BrightView Aggregator L.P. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Raether is a member of our Board and serves as a senior advisory partner of Kohlberg Kravis Roberts & Co. L.P. Each of Messrs. Kravis, Roberts and Raether disclaims beneficial ownership of the shares held by KKR BrightView Aggregator L.P. The principal business address of Mr. Raether is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001.

(3)
Represents (i) 36,237,611 shares of Common Stock issuable upon conversion of 334,038 shares of Series A Preferred Stock held of record by Birch-OR Equity Holdings, LLC and (ii) 18,004,139 shares of Common Stock issuable upon conversion of 165,962 shares of Series A Preferred Stock held of record by Birch Equity Holdings, LP. ORCP GP Professionals, LLC is the general partner of One Rock Capital Partners III GP, LP, which is the general partner of One Rock Capital Partners III, LP, which has the right to appoint a majority of the members of the board of managers of Birch-OR Equity Holdings, LLC. ORCP GP Professionals, LLC is also the sole member of Birch Equity Holdings GP LLC, which is the general partner of Birch Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP GP Professionals, LLC and have or share voting and investment discretion with respect to the securities held of record by the Investors. As a result of these relationships, each of Birch-OR Equity Holdings, LLC, Birch Equity Holdings, LP, Birch Equity Holdings GP LLC, One Rock Capital Partners III, LP, One Rock Capital Partners III GP, LP, ORCP GP Professionals, LLC, R. Scott Spielvogel and Tony W. Lee, may be deemed to have or share beneficial ownership of the securities held directly by Birch Equity Holdings, LP. Each such entity or person disclaims any such beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this paragraph is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

(4)
The number of shares beneficially owned by Mr. Cornog also includes 20,000 shares held by trusts for the benefit of Mr. Cornog’s children and 10,000 shares held by a family limited partnership.

(5)
The principal business address of Mr. Raether is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, New York 10001.

TRANSACTIONS WITH RELATED PERSONS
One Rock Investment
On August 28, 2023 (the “Issuance Date”), we issued 500,000 shares of Series A Preferred Stock to the Investors for an aggregate purchase price of $500 million, or $1,000 per share, pursuant to the Investment Agreement (the “One Rock Investment”). In connection with the One Rock Investment, under a Registration Rights Agreement, dated August 28, 2023, we agreed to provide the Investors with certain customary registration rights with respect to the Series A Preferred Stock and shares of Common Stock issued in connection with any future conversion of the Series A Preferred Stock.
The Series A Preferred Stock ranks senior to the shares of Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum (the “Dividend”), accruing daily and payable quarterly, in arrears, paid in kind or paid in cash, at our election. For any quarter in which we elect not to pay the Dividend in cash, such Dividend will become part of the liquidation preference of each such share of Series A Preferred Stock as of the applicable Dividend payment date (“Compounded Dividends”), as set forth in the Certificate of Designations designating the Series A Preferred Stock, which was filed with the Secretary of State of the State of Delaware on August 28, 2023, (the “Certificate of Designations”). We elected to pay Compounded Dividends on the Series A Preferred Stock for the first two dividend payment dates through December 31, 2023. For Dividend payments since December 31, 2023, we elected to pay such Dividends in cash.
Investors’ Conversion Option
The Series A Preferred Stock is convertible, in whole or in part, at the option of the Investors at any time into shares of Common Stock at an initial conversion price of $9.44 per share (the “Initial Conversion Price”) and an initial conversion rate of 105.9322 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments.
Company’s Conversion Option
So long as a shelf registration statement on Form S-3 with respect to the Common Stock into which the Series A Preferred Stock is convertible is in effect, at any time after August 28, 2026, if the volume weighted average price of Common Stock exceeds 200% of the Initial Conversion Price, as may be adjusted, for at least twenty (20) trading days in any period of thirty (30) consecutive trading days, we have the option to convert all of the outstanding shares of Series A Preferred Stock into Common Stock, subject to the Conversion Limitation.
Redemption Option
At any time after August 28, 2027, we may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to the greater of: (1) (i) the sum of (x) the then current liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time on or after August 28, 2027 and prior to August 28, 2028, (B) 103% if the redemption occurs at any time on or after August 28, 2028 and prior to August 28, 2029, and (C) 100% if the redemption occurs at any time on or after August 28, 2029 and (2) the arithmetic average of the volume weighted price per share of Common Stock for each of the ten (10) consecutive full trading days ending on, and including the trading days immediately preceding the redemption date, of the Common Stock into which such Series A Preferred Stock could be converted (without regard to any limitations on conversions set forth in the Certificate of Designations).
Change of Control Events
Upon certain change of control events involving the Company, the holders of the Series A Preferred Stock may, at such holder’s election, convert all or a portion of its shares of Series A Preferred Stock into Common Stock at the then-current conversion price; provided that if a holder does not make such election with respect to all of its shares of Series A Preferred Stock, we will redeem such of Series A Preferred Stock not so converted at a purchase price per share of Series A Preferred Stock equal to the greater of (x) (A) the then-current liquidation preference thereof plus (B) all accrued and unpaid dividends and (y) the amount of cash and the fair market value of any other property that the holder would have received if such holder had converted such share of Series A Preferred Stock into Common Stock immediately prior to such change of control event.
Voting
The holders of our Series A Preferred Stock are entitled to vote with holders of our Common Stock on an as-converted basis, voting together as a single class. Holders of the Series A Preferred Stock are also entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock and issuances of shares of Series A Preferred Stock after the Issuance Date, other than shares issued as in kind dividends with respect to shares of Series A Preferred Stock issued on the Issuance Date. For so long as the Investors or their respective affiliates beneficially own, in the aggregate, at least 60% of the shares of Series A Preferred Stock initially purchased by the Investors (and/or underlying shares of Common Stock issued on conversion of the Series A Preferred Stock), the Investors will have the right to designate two individuals for election to the Board. After the Investors cease to beneficially own, in the aggregate, at least 60% of the shares of our Series A Preferred Stock initially purchased by the Investors (and/or underlying shares of Common Stock issued on conversion of the Series A Preferred Stock), the Investors will have the right to designate one individual for election to the Board. The Investors will no longer be entitled to designate any individuals for election to the Board after the Investors cease to own, in the aggregate, at least 20% of the shares of our Series A Preferred Stock initially purchased by the Investors (and/or underlying shares of Common Stock issued on conversion of the Series A Preferred Stock). Further, our obligation to have any individual elected to the Board or to nominate any individual to the Board will in each case be subject to the qualifications set forth in the Investment Agreement. In the event the Investors or their respective affiliates no longer beneficially own, in the aggregate, at least 60% of the shares of our Series A Preferred Stock initially purchased by the Investors or an equivalent amount of our Common Stock, on an as-converted basis, (i) at the request of a majority of the directors then in office or the Chairman of the Board, one of the One Rock Designees will resign immediately from the Board and any committee thereof or (ii) if no such request is made, such One Rock Designee will continue to serve until his or her term expires at the next annual meeting of stockholders of the Company (unless such One Rock Designee otherwise elects to resign). In the event the Investors or their respective affiliates no longer beneficially own, in the aggregate, at least 20% of the shares of our Series A Preferred Stock initially purchased by the Investors or an equivalent amount of our Common Stock, on an as-converted basis, (i) at the request of a majority of the directors then in office or the Chairman of the Board, the remaining One Rock Designee will resign immediately from the Board and any committee thereof or (ii) if no such request is made, such remaining One Rock Designee will continue to serve until his or her term expires at the next annual meeting of stockholders of the Company.
Under the Investment Agreement, the Investors are required to vote their shares of our Series A Preferred Stock and Common Stock beneficially owned (i) for ratification of the appointment of the Company’s independent registered public accounting firm and (ii) in favor of any proposal that the One Rock Designees have approved as members of the Board. With regard to all other matters submitted to the vote of stockholders, the Investors will not be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investors sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its subsidiaries or any other change of control transaction involving the Company.
Stockholders Agreement
In connection with our IPO, we entered into a stockholders agreement with MSD Partners, L.P. (“MSD Partners”) and the Sponsor. On May 14, 2021, MSD Partners notified us of its election to terminate its right to nominate a director pursuant to the stockholders agreement and subsequently sold all of their shares of our Common Stock during Fiscal 2022. This agreement grants the Sponsor the right to nominate to our Board a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board at such time as long as KKR BrightView Aggregator L.P. beneficially owns at least 50% of the outstanding shares of our Common Stock; (ii) at least 40% of the total number of directors comprising our Board at such time as long as KKR BrightView Aggregator L.P. beneficially owns at least 40% but less than 50% of the outstanding shares of our Common Stock; (iii) at least 30% of the total number of directors comprising our Board at such time as long as KKR BrightView Aggregator L.P. beneficially owns at least 30% but less than 40% of the outstanding shares of our Common Stock; (iv) at least 20% of the total number of directors comprising our Board at such time as long as KKR BrightView Aggregator L.P. beneficially owns at least 20% but less than 30% of the outstanding shares of our Common Stock; and (v) at least 10% of the total number of directors comprising our Board at such time as long as KKR BrightView Aggregator L.P. beneficially owns at least 5% but less than 20% of the outstanding shares of our Common Stock. For purposes of calculating the number of directors that KKR BrightView Aggregator L.P. is entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board (e.g., one and one quarter (1-1/4) directors shall equate to two directors). In addition, in the event a vacancy on the Board is created by the death, disability, retirement or resignation of a Sponsor director designee, funds managed by KKR BrightView Aggregator L.P., shall, to the fullest extent permitted by law, have the right to have the vacancy filled by the Sponsor.
The stockholders agreement grants KKR BrightView Aggregator L.P. certain governance rights for as long as KKR BrightView Aggregator L.P. maintains ownership of at least 25% of our outstanding Common Stock, including rights of approval over certain corporate and other transactions such as mergers or other transactions involving a change in control and certain rights regarding the appointment of our chief executive officer.
In connection with the One Rock Investment, KKR BrightView Aggregator L.P. waived all of its consent rights and its rights to appoint more than two directors under the stockholders agreement.
Amended Parent Limited Partnership Agreement
In connection with the IPO and the pro rata distribution of shares of our Common Stock to holders of Class A limited partnership units (the “Class A Units”) of BrightView Parent L.P. (the “Class A Equity Conversion”), the Parent Limited Partnership Agreement was amended (the “Amended Parent Limited Partnership Agreement”) to survive the IPO and the dissolution of BrightView Parent L.P. following the Class A Equity Conversion. As amended, BrightView serves as successor to BrightView GP I, LLC, the general partner of the BrightView Parent L.P., and any terms referencing BrightView Parent L.P. or securities of BrightView Parent L.P. are deemed to reference BrightView or securities of BrightView, respectively. The Amended Parent Limited Partnership Agreement preserves certain rights of the limited partners party to the original Parent Limited Partnership Agreement that under the terms of the original Parent Limited Partnership Agreement were intended to survive an initial public offering by BrightView Parent L.P. or any of its subsidiaries. Such rights included certain registration rights, preemptive rights, tag-along rights and drag-along rights for stockholders party to the Parent Limited Partnership Agreement. Of these rights, only those provisions relating to registration rights, as described further below, are currently in effect.
Registration Rights
Subject to certain conditions, the Amended Parent Limited Partnership Agreement provides KKR BrightView Aggregator L.P. and its affiliates with an unlimited number of “demand” registrations. Eligible holders that acquired interests in BrightView Parent L.P. in connection with our acquisition of ValleyCrest Holding Co. on June 30, 2014 (the “ValleyCrest Acquisition”) (such holders, being referred to herein as the “ValleyCrest Holders”), may request that we file a shelf registration statement, so long as such eligible holder holds at least 7.5% of our outstanding Common Stock at the time of such request. Under the Amended Parent Limited Partnership Agreement, certain holders of registrable securities party thereto are provided with customary “piggyback” registration rights following the IPO, with certain exceptions. The Amended Parent Limited Partnership Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. The “piggyback” registration rights of our directors, senior executive officers and other employees party to the Amended Parent Limited Partnership Agreement (such stockholders being referred to herein as the “Management Stockholders”) terminated in June 2020 upon the consummation of a secondary offering that constituted a “Qualified Public Offering” as defined in the Amended Parent Limited Partnership Agreement.
Indemnification Agreement
In connection with the ValleyCrest Acquisition, we entered into an indemnification agreement with MSD Partners and the Sponsor, whereby the parties agreed to customary exculpation and indemnification provisions in favor of MSD Partners and the Sponsor in connection with certain transactions, including in connection with the services provided under the Monitoring Agreement and transaction fee agreements.
Relationship with KKR Capital Markets
In January 2025, we engaged KKR Capital Markets LLC (“KCM”), an affiliate of KKR BrightView Aggregator L.P., as an arranger for the refinancing of our Credit Agreement, dated as of December 18, 2013. KCM received approximately $0.40 million for its services related to the refinancing in the fiscal year ending September 30, 2025. Lastly, KKR Corporate Lending LLC, an affiliate of KCM, was previously a participating lender under our revolving credit facility and we may engage KCM to assist us with other financing transactions in the future.
Transactions with Directors and Officers
In addition, we have certain agreements with our directors and officers which are described in the sections entitled “Compensation Discussion and Analysis” and “Director Compensation in Fiscal 2025.”
We have entered into indemnification agreements with our directors and certain officers. These agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.
Related Persons Transaction Policy
Our Audit Committee charter provides that the Audit Committee will review and approve all material related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Landscape development and maintenance transactions between the Company and entities affiliated with holders of 5% or more of any class of the Company’s outstanding securities that are provided in the ordinary course of business and on substantially the same terms and conditions as would be available to similarly situated customers are deemed to be approved by the Audit Committee (to the extent such transactions would have otherwise been subject to the review and approval process described above).

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2027 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2027 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before September 17, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2027, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2027, such a proposal or notice must be received on or after November 3, 2026, but not later than December 3, 2026. In the event that the date of the Annual Meeting of Stockholders to be held in 2027 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2027 and not later than the later of the 90th day prior to such Annual Meeting of Stockholders to be held in 2027 or ten calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2026 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 2, 2027.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other holders of record may be participating in the practice of “householding” proxy statements, annual reports or notices. This means that only one copy of our proxy materials or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our proxy materials or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact the Corporate Secretary at BrightView Holdings, Inc., 980 Jolly Road, Blue Bell, Pennsylvania 19422.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Jonathan M. Gottsegen
Corporate Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brightview.com) and click on “Financials and Filings — SEC Filings” under the “Investors” heading.
Copies of our Annual Report on Form 10-K for the year ended September 30, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
BrightView Holdings, Inc.
980 Jolly Road
Blue Bell, Pennsylvania 19422

------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . BRIGHTVIEW HOLDINGS, INC. 980 Jolly Road Suite 300 Blue Bell, Pennsylvania 19422 --------------- 0 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Dale A. Asplund, Brett Urban and Jonathan M. Gottsegen, and each of them, with full power of substitution and power to act alone, as proxies of the undersigned to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of BrightView Holdings, Inc., to be held at 11:00 AM Eastern Time on March 3, 2026, virtually at https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the Director Nominees and FOR proposal 2, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF BRIGHTVIEW HOLDINGS, INC. Tuesday, March 3, 2026, at 11:00 AM Eastern Time GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - www.astproxyportal.com/ast/22221 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730000000000000000 5030326 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HEREx 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O James R. Abrahamson O Dale A. Asplund O Jane Okun Bomba O William Cornog O Frank Lopez O Paul E. Raether O Mara Swan 2. To ratify the appointment of Deloitte & Touche LLP as BrightView Holdings, Inc.’s independent registered public accounting firm for Fiscal 2026. FORAGAINSTABSTAIN NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BRIGHTVIEW HOLDINGS, INC. 980 Jolly Road Suite 300 Blue Bell, Pennsylvania 19422 --------------- 0 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Dale A. Asplund, Brett Urban and Jonathan M. Gottsegen, and each of them, with full power of substitution and power to act alone, as proxies of the undersigned to vote all the shares of Series A Convertible Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of BrightView Holdings, Inc., to be held at 11:00 AM, Eastern Time on March 3, 2026, virtually at https://meetings.lumiconnect.com/200-807-773-025, password: brightview2026, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the Director Nominees and FOR proposal 2, and at the discretion of the proxies with regard to any other matter that may prop- erly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF BRIGHTVIEW HOLDINGS, INC. Tuesday, March 3, 2026, at 11:00 AM Eastern Time GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - www.astproxyportal.com/ast/27507 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930000000000000000 3030326 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HEREx 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O James R. Abrahamson O Dale A. Asplund O Jane Okun Bomba O William Cornog O Frank Lopez O Paul E. Raether O Mara Swan O Kurtis Barker O Joshua Goldman 2. To ratify the appointment of Deloitte & Touche LLP as BrightView Holdings, Inc.’s independent registered public accounting firm for Fiscal 2026. FORAGAINSTABSTAIN NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.